                                    EXHIBIT 1

                      AGREEMENT AND PLAN OF REORGANIZATION

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                             3DFX INTERACTIVE, INC.,

                             VOODOO MERGER SUB, INC.

                                       AND

                                STB SYSTEMS, INC.





                          DATED AS OF DECEMBER 13, 1998



                                TABLE OF CONTENTS

                                   (CONTINUED)

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
ARTICLE 1      THE MERGER........................................................................1

        1.1    The Merger........................................................................1

        1.2    Effective Time of the Merger......................................................2

        1.3    Closing...........................................................................2

        1.4    Effect of the Merger..............................................................2

        1.5    Articles of Incorporation and Bylaws of Surviving Corporation.....................2

        1.6    Directors and Officers............................................................2

        1.7    Tax-Free Reorganization; Accounting...............................................2

ARTICLE 2      EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES................................3

        2.1    Effect on Capital Stock...........................................................3

        2.2    Exchange of Certificates..........................................................4

        2.3    Taking of Necessary Action; Further Action........................................6

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF STB.............................................6

        3.1    Organization and Qualification; Subsidiaries......................................6

        3.2    Articles of Incorporation and Bylaws..............................................7

        3.3    Capitalization....................................................................7

        3.4    Authority Relative to this Agreement..............................................7

        3.5    No Conflict; Required Filings and Consents........................................8

        3.6    Compliance; Permits...............................................................8

        3.7    SEC Filings; Financial Statements.................................................9

        3.8    Absence of Certain Changes or Events..............................................9

        3.9    No Undisclosed Liabilities.......................................................10

        3.10   Absence of Litigation............................................................10

        3.11   Employee Matters and Benefit Plans...............................................10

        3.12   Labor Matters....................................................................13

        3.13   Registration Statement; Proxy Statement..........................................13

        3.14   Restrictions on Business Activities..............................................14



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                                TABLE OF CONTENTS

                                   (CONTINUED)

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        3.15   Title to Property................................................................14

        3.16   Taxes............................................................................14

        3.17   Environmental Matters............................................................15

        3.18   Brokers..........................................................................16

        3.19   Intellectual Property............................................................16

        3.20   Change of Control Payments.......................................................16

        3.21   Insurance........................................................................16

        3.22   Opinion of Financial Advisor.....................................................17

        3.23   Board Approval...................................................................17

        3.24   Vote Required....................................................................17

        3.25   Year 2000 Compliance.............................................................17

        3.26   Texas Business Combination Law Not Applicable....................................17

ARTICLE 4      REPRESENTATIONS AND WARRANTIES OF 3DFX AND SUB...................................17

        4.1    Organization and Qualification; Subsidiaries.....................................17

        4.2    Articles of Incorporation and Bylaws.............................................18

        4.3    Capitalization...................................................................18

        4.4    Authority Relative to this Agreement.............................................19

        4.5    No Conflict; Required Filings and Consents.......................................19

        4.6    Compliance; Permits..............................................................20

        4.7    SEC Filings; Financial Statements................................................20

        4.8    Absence of Certain Changes or Events.............................................21

        4.9    No Undisclosed Liabilities.......................................................21

        4.10   Absence of Litigation............................................................21

        4.11   Employee Matters and Benefit Plans...............................................22

        4.12   Labor Matters....................................................................24

        4.13   Registration Statement; Proxy Statement..........................................25

        4.14   Restrictions on Business Activities..............................................25

        4.15   Title to Property................................................................25



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                                TABLE OF CONTENTS

                                   (CONTINUED)


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        4.16   Taxes............................................................................25

        4.17   Environmental Matters............................................................26

        4.18   Brokers..........................................................................26

        4.19   Intellectual Property............................................................27

        4.20   Insurance........................................................................27

        4.21   Opinion of Financial Advisor.....................................................27

        4.22   Board Approval...................................................................27

        4.23   Vote Required....................................................................27

        4.24   Interim Operations of Sub........................................................28

        4.25   Year 2000 Compliance.............................................................28

        4.26   Change of Control Payments.......................................................28

ARTICLE 5      CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;
               ADDITIONAL AGREEMENTS............................................................28

        5.1    Information and Access...........................................................28

        5.2    Conduct of Business of the Companies.............................................28

        5.3    Negotiation With Others..........................................................30

        5.4    Preparation of S-4 and the Proxy Statement; Other Filings........................32

        5.5    Advice of Changes; SEC Filings...................................................32

        5.6    Letter of STB's Independent Auditors.............................................32

        5.7    Letter of 3Dfx's Independent Auditors............................................32

        5.8    Shareholders Meetings............................................................33

        5.9    Agreements to Take Reasonable Action.............................................33

        5.10   Consents.........................................................................34

        5.11   Nasdaq Additional Shares Listing.................................................34

        5.12   Public Announcements.............................................................34

        5.13   Affiliates.......................................................................34

        5.14   STB Options......................................................................35

        5.15   STB Employee Stock Purchase Plan.................................................36



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                                TABLE OF CONTENTS

                                   (CONTINUED)


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        5.16   Indemnification and Insurance....................................................36

        5.17   Notification of Certain Matters..................................................36

        5.18   Tax-Free Reorganization..........................................................37

        5.19   STB 401(k) Plan..................................................................37

        5.20   Amended Employment Agreements....................................................37

ARTICLE 6      CONDITIONS PRECEDENT.............................................................37

        6.1    Conditions to Each Party's Obligation to Effect the Merger.......................37

        6.2    Conditions of Obligations of 3Dfx and Sub........................................38

        6.3    Conditions of Obligation of STB..................................................39

ARTICLE 7      TERMINATION......................................................................40

        7.1    Termination......................................................................40

        7.2    Effect of Termination............................................................41

        7.3    Fees and Expenses................................................................41

ARTICLE 8      GENERAL PROVISIONS...............................................................42

        8.1    Amendment........................................................................42

        8.2    Extension; Waiver................................................................42

        8.3    Nonsurvival of Representations, Warranties and Agreements........................42

        8.4    Entire Agreement.................................................................42

        8.5    Severability.....................................................................42

        8.6    Notices..........................................................................42

        8.7    Headings.........................................................................43

        8.8    Counterparts.....................................................................44

        8.9    Benefits; Assignment.............................................................44

        8.10   Governing Law....................................................................44

EXHIBITS

A       Form of STB Option Agreement

B       Form of STB Voting Agreement

C       Form of 3Dfx Voting Agreement

D       Form of Articles of Merger

E       STB Affiliates

F       Form of STB Affiliate Agreement

G       3Dfx Board of Directors

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is dated as of December 13, 1998, among 3DFX INTERACTIVE, INC., a California corporation ("3DFX"), VOODOO MERGER SUB, INC., a Texas corporation and wholly-owned subsidiary of 3Dfx ("SUB"), and STB SYSTEMS, INC., a Texas corporation ("STB"). 3Dfx and STB are sometimes referred to individually as a "COMPANY" and collectively as the "COMPANIES."

                                    RECITALS:

     A. The Boards of Directors of STB, 3Dfx and Sub have each approved the terms and conditions of the business combination between 3Dfx and STB to be effected by the merger (the "MERGER") of Sub with and into STB, pursuant to the terms and subject to the conditions of this Agreement and the Texas Business Corporation Act (the "TEXAS STATUTE").

     B. Concurrently with the execution of this Agreement, and as a condition and inducement to 3Dfx's willingness to enter into this Agreement, 3Dfx and STB are entering into a STB Stock Option Agreement in the form attached as Exhibit A (the "STB OPTION AGREEMENT"), pursuant to which STB is granting to 3Dfx an option to purchase shares of Common Stock of STB upon the occurrence of certain conditions.

     C. Concurrently with the execution of this Agreement, and as a condition and inducement to 3Dfx's and STB's willingness to enter into this Agreement, certain affiliates of STB and 3Dfx are entering into Voting Agreements in substantially the forms attached hereto as Exhibit B, (the "STB VOTING AGREEMENT") and Exhibit C (the "3DFX VOTING AGREEMENT"), respectively.

     D. The Boards of Directors of STB and 3Dfx have each approved the STB Option Agreement.

     E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth in this Agreement, the parties agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement and in accordance with the Texas Statute, Sub shall be merged with and into STB. STB and Sub shall execute Articles of Merger, in substantially the form attached as Exhibit D (the "ARTICLES OF MERGER") immediately prior to the Closing. Following the Merger, STB shall continue as the surviving corporation (the "SURVIVING

CORPORATION") and the separate corporate existence of Sub shall cease. Sub and STB are collectively referred to as the "CONSTITUENT CORPORATIONS."

     1.2 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement and the Articles of Merger, the Articles of Merger, together with any required certificates, shall be duly filed in accordance with the Texas Statute simultaneously with or as soon as practicable following the Closing (as defined in Section 1.3 below). The Merger shall become effective (the "EFFECTIVE TIME") upon the filing of the Articles of Merger (together with any required certificates) with the Secretary of State of the State of Texas.

     1.3 CLOSING. Unless this Agreement shall have been terminated pursuant to
Section 7.1, the closing of the Merger (the "CLOSING") will take place at 10:00 a.m. on a date (the "CLOSING DATE") to be mutually agreed upon by the parties, which date shall be no later than the third Business Day (as defined below) after all of the conditions set forth in Article 6 shall have been satisfied (or waived in accordance with Section 8.2), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, 94304-1050, unless another place is agreed to in writing by the parties. As used in this Agreement, "BUSINESS DAY" shall mean any day, other than a Saturday, Sunday or legal holiday on which banks are permitted to close in the City and State of New York.

     1.4 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the Texas Statute. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of STB and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of STB and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.5 ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION. At the Effective Time, (i) the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter altered, amended or repealed as provided in the Texas Statute and such Articles of Incorporation of Surviving Corporation provided that at the Effective Time the Articles of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "STB Systems, Inc." and (ii) the Bylaws of Sub shall become the Bylaws of the Surviving Corporation until thereafter altered, amended or repealed as provided in the Texas Statute or in the Articles of Incorporation or Bylaws of the Surviving Corporation.

     1.6 DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation shall be the director's of Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

     1.7 TAX-FREE REORGANIZATION; ACCOUNTING. The parties intend that the Merger be treated as a tax free reorganization under Section 368(a) of the Code, and to be accounted for as a purchase for accounting purposes.

                                   ARTICLE 2

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, subject and pursuant to the terms of this Agreement, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of any shares of capital stock of the Constituent Corporations:

          (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of the common stock, $.001 par value, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock, $.001 par value, of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of common stock of the Surviving Corporation.

          (b) CANCELLATION OF CERTAIN SHARES OF STB COMMON STOCK. Each share of STB Common Stock (as defined in Section 2.1(c)) that is owned by STB as treasury stock and each share of STB Common Stock that is owned by 3Dfx, Sub or any other subsidiary of 3Dfx or STB shall be canceled and no capital stock of 3Dfx or other consideration shall be delivered in exchange therefor.

          (c) EXCHANGE RATIO FOR STB COMMON STOCK. Each share of common stock, $.01 par value, of STB ("STB COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 2.1(b)), will be canceled and extinguished and automatically converted (subject to Sections 2.1(e) and (f)) into the right to receive .65 (the "EXCHANGE RATIO") share of common stock, no par value, of 3Dfx ("3DFX COMMON STOCK") upon surrender of the certificate representing such share of STB Common Stock in the manner provided in Section 2.2 (or in the case of a lost, stolen, or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.2(g)).

          (d) STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLAN. At the Effective
Time: (x) all options to purchase STB Common Stock then outstanding under STB's 1995 Amended and Restated Long Term Incentive Plan (the "OPTION PLAN") and STB's Amended and Restated Stock Option Plan for Non-Employee Directors (the "DIRECTOR PLAN" and together with the Option Plan, the "STB STOCK OPTION PLANS") shall be treated as set forth in Section 5.14; and (y) rights outstanding under STB's 1996 Employee Stock Option Purchase Plan (the "STB ESPP") shall be treated as set forth in Section 5.15.

          (e) WARRANTS. At the Effective Time, that certain warrant to purchase up to an aggregate of 420,000 shares of Common Stock of STB (the "STB WARRANT"), shall be assumed by 3Dfx in accordance with the terms hereof. In this regard, STB agrees to provide the holder of the STB Warrant with any and all notices required as a result of the Merger and the transactions contemplated thereby.

          (f) ADJUSTMENT OF EXCHANGE RATIO. If between the date of this Agreement and the Effective Time, the outstanding shares of 3Dfx Common Stock or STB Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares, readjustment or otherwise, then the Exchange Ratio shall be correspondingly adjusted; provided, however, that any such changes shall be subject to Section 5.2 below.

          (g) NO ISSUANCE OF FRACTIONAL SHARES. No certificates or scrip for fractional shares of 3Dfx Common Stock shall be issued, but in lieu thereof each holder of shares of STB Common Stock who would otherwise be entitled to receive certificates or scrip for a fraction of a share of 3Dfx Common Stock shall receive from 3Dfx, at such time as such holder shall receive a certificate representing shares of 3Dfx Common Stock, an amount of cash equal to the per share market value of 3Dfx Common Stock determined by multiplying (i) the closing price of one share of 3Dfx Common Stock as reported on the NASDAQ National Market ("NASDAQ") on the last full trading day prior to the Effective Time by (ii) the fraction of a share of 3Dfx Common Stock to which such holder would otherwise be entitled. The fractional share interests of each shareholder of STB shall be aggregated, so that no STB shareholder shall receive cash in an amount equal to or greater than the value of one full share of 3Dfx Common Stock.

     2.2  EXCHANGE OF CERTIFICATES.

          (a) EXCHANGE AGENT. Prior to the Closing Date, 3Dfx shall select a bank or trust company to act as exchange agent (the "EXCHANGE AGENT") in the Merger. Immediately following the Effective Time, 3Dfx shall deposit with the Exchange Agent, for the benefit of the holders of shares of STB Common Stock, for exchange in accordance with this Article 2, certificates representing the shares of 3Dfx Common Stock (such shares of 3Dfx Common Stock, together with any dividends or distributions with respect thereto, are referred to as the "EXCHANGE FUND") issuable pursuant to this Article 2 in exchange for outstanding shares of STB Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.2(e).

          (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (other than STB, any subsidiary of STB, Sub, 3Dfx and any other subsidiary of 3Dfx) (including holders of record pursuant to purchases made under the STB Purchase Plan (as defined in Section 3.3) immediately prior to the Effective Time pursuant to
Section 5.15) of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of STB Common Stock (collectively, the "CERTIFICATES") whose shares are being converted into 3Dfx Common Stock pursuant to Section 2.1(c) of this Agreement, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as 3Dfx and STB may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing 3Dfx Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of 3Dfx Common Stock which such holder has the right to receive pursuant to the provisions of this Article 2 and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of STB Common Stock which is not registered on the transfer records of STB, a certificate representing the proper number of shares of 3Dfx Common Stock may be issued to a transferee if the Certificate representing such STB Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender the certificate representing shares of 3Dfx Common Stock and cash in lieu of any fractional shares of 3Dfx Common Stock as contemplated by this Article 2, and the Texas Statute.

          (c) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made after the Effective Time with respect to 3Dfx Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of 3Dfx Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.1(f) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect, if any, of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of 3Dfx Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of 3Dfx Common Stock to which such holder is entitled pursuant to Section 2.1(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of 3Dfx Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of 3Dfx Common Stock.

          (d) NO FURTHER OWNERSHIP RIGHTS IN STB COMMON STOCK. All shares of 3Dfx Common Stock issued upon the surrender for exchange of shares of STB Common Stock in accordance with the terms of this Article 2 (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of STB Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of STB Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

          (e) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the shareholders of STB for twelve months after the Effective Time shall be delivered to 3Dfx, upon demand, and any former shareholders of STB who have not previously complied with this Article 2 shall thereafter look only to 3Dfx for payment of their claim for 3Dfx Common Stock, any cash in lieu of fractional shares of 3Dfx Common Stock and any dividends or distributions with respect to 3Dfx Common Stock.

          (f) NO LIABILITY. Neither the Exchange Agent, 3Dfx, Sub nor STB shall be liable to any holder of shares of STB Common Stock or 3Dfx Common Stock, as the case may be, for shares (or dividends or distributions with respect thereto) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing shares of STB Common Stock shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate(s) shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificate(s) shall also deliver a bond in such sum as 3Dfx may reasonably require as indemnity against any claim that may be made against 3Dfx or the Exchange Agent with respect to the Certificate(s) alleged to have been lost, stolen or destroyed. The affidavit and any bond which may be required hereunder shall be delivered to the Exchange Agent, who shall be responsible for making payment for such lost, stolen or destroyed Certificate(s).

     2.3 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of STB and Sub, the officers and directors of STB and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF STB

     STB represents and warrants to 3Dfx and Sub, except as set forth in the STB SEC Reports (as defined in Section 3.7), as follows:

     3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (i) Each of STB and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of STB and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of STB and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in connection with STB or any of its subsidiaries, the term "MATERIAL ADVERSE EFFECT" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), liabilities, financial condition or results of operations of STB and its subsidiaries taken as a whole; provided, however, that a "Material Adverse Effect" shall not include any (i) adverse effect on the results of operations or financial condition of STB that is attributable to the transactions or resulting business enterprise contemplated by this Agreement, including, without limitation, delay of, reduction in, or cancellation or change in the terms of product orders by customers of STB or an increase in the price of, a delay of, reduction in or cancellation of or change in terms with respect to products or components supplied by, or any deterioration in or termination of a relationship by, vendors of STB, (ii) change arising out of conditions in or affecting the industries in which the parties to this Agreement compete or (iii) decline in STB's stock price. Other than wholly-owned subsidiaries and except as permitted after the date of this Agreement under Section 5.2 of this Agreement and except with respect to investments of less than a twenty percent (20%) interest in any corporation, partnership, joint venture or other business, association or entity, STB does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

     3.2 ARTICLES OF INCORPORATION AND BYLAWS. STB has previously furnished to 3Dfx a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date. Such Articles of Incorporation, Bylaws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither STB nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

     3.3 CAPITALIZATION. The authorized capital stock of STB consists of 25,000,000 shares of STB Common Stock and 2,000,000 shares of Preferred Stock ("STB PREFERRED STOCK"), each having a par value of $.01 per share. At the close of business on December 11, 1998, (i) approximately 12,605,887 shares of STB Common Stock were issued and outstanding all of which are validly issued, fully paid and nonassessable, (ii) 696,800 shares of STB Common Stock were held in treasury by STB or by subsidiaries of STB, (iii) approximately 422,088 shares of STB Common Stock were available for future issuance pursuant to STB's 1995 Employee Stock Option Purchase Plan (the "STB PURCHASE PLAN"), (iv) approximately 2,084,529 shares and approximately 71,250 shares of STB Common Stock were reserved for issuance upon the exercise of outstanding options to purchase STB Common Stock under the Option Plan and the Director Plan, respectively, (v) approximately 330,396 shares and approximately 153,750 shares of STB Common Stock were available for future grant under the Option Plan and the Director Plan, respectively, (vii) 1,890,883 shares of STB Common Stock were reserved for future issuance pursuant to the STB Option Agreement, and (viii) 420,000 shares were reserved for issuance upon exercise of the STB Warrant. As of the date hereof, no shares of STB Preferred Stock were issued or outstanding. No change in such capitalization has occurred between December 31, 1998 and the date hereof except (A) the issuance of shares of STB Common Stock pursuant to the exercise of outstanding options, (B) shares issued under the STB Purchase Plan, and (C) the issuance of options as permitted under Section 5.2(c) hereof (and exercise of such options). As of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of STB or any of its subsidiaries or obligating STB or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, STB or any of its subsidiaries. All shares of STB Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Other than with respect to such actions as are permitted under Section 5.2, there are no obligations, contingent or otherwise, of STB or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of STB Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of STB's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by STB or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in STB's voting rights, charges or other encumbrances of any nature whatsoever.

     3.4 AUTHORITY RELATIVE TO THIS AGREEMENT. STB has all necessary corporate power and authority to execute and deliver this Agreement and the STB Option Agreement and to perform its obligations hereunder and thereunder and, subject to obtaining the approval of the shareholders of STB of the Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the STB Option Agreement by STB and the consummation by STB of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of STB and no other corporate proceedings on the part of STB are necessary to authorize this Agreement, the STB Option Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by holders of a majority of the outstanding shares of STB Common Stock in accordance with the Texas Statute and STB's Articles of Incorporation and Bylaws). This Agreement and the STB Option Agreement have been duly and validly executed and delivered by STB and, assuming the due authorization, execution and delivery by 3Dfx and Sub, constitute legal and binding obligations of STB, enforceable against STB in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies.

     3.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement and the STB Option Agreement by STB do not, and the performance of this Agreement and the STB Option Agreement by STB shall not, (i) conflict with or violate the Articles of Incorporation or Bylaws or equivalent organizational documents of STB or any of its subsidiaries, (ii) subject to obtaining the approval of STB's shareholders of the Merger and compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to STB or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair STB's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of STB or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which STB or any of its subsidiaries is a party or by which STB or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such breaches, defaults or other occurrences that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) The execution and delivery of this Agreement and the STB Option Agreement by STB do not, and the performance of this Agreement by STB shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "GOVERNMENTAL ENTITY"), except (A) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities laws ("BLUE SKY LAWS"), the pre-merger notification requirements (the "HSR APPROVAL") of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and of foreign Governmental Entities and the rules and regulations thereunder, the rules and regulations of Nasdaq and the filing and recordation of the Articles of Merger as required by the Texas Statute and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (i) would not prevent consummation of the Merger or otherwise prevent STB from performing its obligations under this Agreement or (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.6  COMPLIANCE; PERMITS.

          (a) Neither STB nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to STB or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which STB or any of its subsidiaries is a party or by which STB or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of STB, no investigation or review by any governmental or regulatory body or authority is pending or threatened against STB or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) STB and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of STB and its subsidiaries taken as a whole (collectively, the "STB PERMITS"). STB and its subsidiaries are in compliance with the terms of the STB Permits, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.7  SEC FILINGS; FINANCIAL STATEMENTS.

          (a) STB has made available to 3Dfx a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by STB with the Securities and Exchange Commission ("SEC") on or after January 1, 1997 and prior to the date of this Agreement (the "STB SEC REPORTS"), which are all the forms, reports and documents required to be filed by STB with the SEC since January 1, 1997. The STB SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of STB's subsidiaries is required to file any reports or other documents with the SEC.

          (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the STB SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of STB and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to adjustments which were not or are not expected to be material in amount.

          (c) STB has previously furnished to 3Dfx a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by STB with the SEC pursuant to the Securities Act or the Exchange Act.

     3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since July 31, 1998, STB and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been
(i) any Material Adverse Effect (provided, however, that for the purposes of this Section 3.8, "Material Adverse Effect" shall not include any Material Adverse Effect arising out of financial results of STB for the quarter ended October 31, 1998) or (ii) any material change by STB in its accounting methods, principles or practices except as required by concurrent changes in GAAP.

     3.9 NO UNDISCLOSED LIABILITIES. Neither STB nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of STB and its subsidiaries taken as a whole, except liabilities (i) provided for in STB's balance sheet or in the related notes as of July 31, 1998, or (ii) incurred since July 31, 1998 in the ordinary course of business, none of which are material to the business, results of operations or financial condition of STB and its subsidiaries, taken as a whole.

     3.10 ABSENCE OF LITIGATION. Except for that certain class action shareholder litigation instituted on October 9, 1998 (Matt Brody, et al. v. STB Systems, Inc., et al.) and as set forth in Section 3.19, there are no claims, actions, suits or proceedings pending or, to the best knowledge of STB, threatened (or, to the best knowledge of STB, any investigation pending or threatened) against STB or any of its subsidiaries, or any properties or rights of STB or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     3.11 EMPLOYEE MATTERS AND BENEFIT PLANS.

          (a) DEFINITIONS. With the exception of the definitions of "Affiliate" and "International Employee Plan" set forth in Section 3.11(a)(i) and (iii) below (such definitions shall only apply to this Section 3.11), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "AFFILIATE," as used in this Section 3.11, shall mean any other person or entity under common control with STB within the meaning of
Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

               (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

               (iii) "INTERNATIONAL EMPLOYEE PLAN" shall mean each STB Employee Plan that has been adopted or maintained by STB, whether informally or formally, for the benefit of STB Employees outside the United States;

               (iv) "STB EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is or has been maintained, contributed to, or required to be contributed to, by STB or any Affiliate for the benefit of any "STB Employee" (as defined below), and pursuant to which STB or any Affiliate has or may have any material liability contingent or otherwise;

               (v) "STB EMPLOYEE" shall mean any current, former or retired employee, officer, or director of STB or any Affiliate;

               (vi) "STB EMPLOYEE AGREEMENT" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between STB or any Affiliate and any STB Employee or consultant;

               (vii) "IRS" shall mean the Internal Revenue Service;

               (viii) "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

               (ix) "STB PENSION PLAN" shall refer to each STB Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (b) SCHEDULE. STB does not have any plan or commitment to establish any new STB Employee Plan or STB Employee Agreement, to modify any STB Employee Plan or STB Employee Agreement (except to the extent required by law or to conform any such STB Employee Plan or STB Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to 3Dfx in writing, or as required by this Agreement), or to enter into any STB Employee Plan or STB Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c) DOCUMENTS. STB has provided to 3Dfx (i) correct and complete copies of all documents embodying or relating to each STB Employee Plan and each STB Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each STB Employee Plan; (iii) the three most recent annual reports (Series 5500 ad all schedules thereto), if any, required under ERISA or the Code in connection with each STB Employee Plan or related trust; (iv) if STB Employee Plan is funded, the most recent annual and period accounting of STB Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each STB Employee Plan; (vi) all IRS determination letters and rulings relating to STB Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any STB Employee Plan; (vii) all communications material to any STB Employee or STB Employees relating to any STB Employee Plan and any proposed STB Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to STB; and (viii) all registration statements and prospectuses prepared in connection with each STB Employee Plan.

          (d) STB EMPLOYEE PLAN COMPLIANCE. (i) STB has performed in all material respects all obligations required to be performed by it under each STB Employee Plan and each STB Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code;

(ii) to STB's knowledge no "prohibited transaction," within the meaning of
Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any STB Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of STB, threatened or anticipated (other than routine claims for benefits) against any STB Employee Plan or against the assets of any STB Employee Plan; (iv) each STB Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to STB, the Surviving Corporation, 3Dfx or any Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of STB or any Affiliates, threatened by the IRS or DOL with respect to any STB Employee Plan; and (vi) neither STB nor any Affiliate is subject to any penalty or tax with respect to any STB Employee Plan under Section 402(i) of ERISA or
Section 4975 through 4980 of the Code.

          (e) STB PENSION PLANS. STB does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any STB Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f) MULTIEMPLOYER PLANS. At no time has STB contributed to or been requested to contribute to any Multiemployer Plan.

          (g) NO POST-EMPLOYMENT OBLIGATIONS. No STB Employee Plan provides, or has any liability to provide, life insurance, medical or other medical benefits to any STB Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and STB has never represented, promised or contracted (whether in oral or written form) to any STB Employee (either individually or to STB Employees as a group) that such STB Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h) EFFECT OF TRANSACTION.

               (i) Except as provided in Section 2.1 of this Agreement, the execution of this agreement and the consummation of the transactions contemplated hereby will not (either along or upon the occurrence of any additional or subsequent events) constitute an event under any STB Employee Plan (except the Option Plan, the Director Plan and any stock option agreements entered into thereunder), STB Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any STB Employee.

               (ii) No payment or benefit which will or may be made by STB or 3Dfx or any of their respective Affiliates with respect to any STB Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

          (i) EMPLOYMENT MATTERS. STB and each of its subsidiaries (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, in each location in which STB or any of its subsidiaries employs persons; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to STB

Employees; (iii) is not liable for any material arrears of wages or any material taxes or any material penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for STB Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (j) VIOLATIONS. To STB's knowledge and reasonable belief, no employee of STB has violated any employment contract, patent disclosure agreement or non-competition agreement between such employee and any former employer of such employee due to such employee being employed by STB and disclosing to STB trade secrets or proprietary information of such employer. STB and its subsidiaries are in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law).

          (k) INTERNATIONAL EMPLOYEE PLAN. Each International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent STB or 3Dfx from terminating or amending any International Employee Plan at any time for any reason.

     3.12 LABOR MATTERS. (i) There are no controversies pending or, to the best knowledge of each of STB and its respective subsidiaries, threatened, between STB or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect; (ii) as of the date of this Agreement, neither STB nor any of subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by STB or its subsidiaries nor does STB or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees (A) as of the date of this Agreement and
(B) which, as of the Closing Date, have or could reasonably be expected to have a Material Adverse Effect on STB and its subsidiaries; and (iii) as of the date of this Agreement, neither STB nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of STB or any of its subsidiaries (X) as of the date of this Agreement and (Y) which, as of the Closing Date, have or could reasonably be expected to have a Material Adverse Effect on STB and its subsidiaries.

     3.13 REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by STB for inclusion or incorporation by reference in
(i) the registration statement on Form S-4 to be filed with the SEC by 3Dfx in connection with the issuance of the 3Dfx Common Stock in or as a result of the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statement (the "PROXY STATEMENT") to be filed with the SEC by 3Dfx and STB pursuant to Section 5.4 hereof will, at the dates mailed to the shareholders of 3Dfx and STB, at the times of the shareholders meetings of 3Dfx and STB (each a "SHAREHOLDERS MEETING" and collectively, the "SHAREHOLDERS MEETINGS") in connection with the transactions contemplated hereby and as of the Effective

Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

     3.14 RESTRICTIONS ON BUSINESS ACTIVITIES. Other than as may be permitted under Section 5.9, there is no material agreement, judgment, injunction, order or decree binding upon STB or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of STB or any of its subsidiaries, any acquisition of property by STB or any of its subsidiaries or the conduct of business by STB or any of its subsidiaries as currently conducted.

     3.15 TITLE TO PROPERTY. STB owns no material real property. STB and each of its subsidiaries have good and defensible title to all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and all leases pursuant to which STB or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which STB or subsidiary has not taken adequate steps to prevent such default from occurring) except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All the plants, structures and equipment of STB and its subsidiaries, except such as may be under construction, are in good operating condition and repair, except where the failure of such plants, structures and equipment to be in such good operating condition and repair could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.16 TAXES. STB and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which STB or any of its subsidiaries is or has been a member, have timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. STB has provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. There is (i) no material claim for Taxes that is a lien against the property of STB or any of its subsidiaries or is being asserted against STB or any of its subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of STB or any of its subsidiaries being conducted by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes granted by STB or any of its subsidiaries and currently in effect, and (iv) no agreement, contract or arrangement to which STB or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 162(m), 280G or 404 of the Code. STB has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Neither STB nor any of its subsidiaries has ever been a member of any combined, controlled, consolidated or affiliated group (other than the group of which STB is the parent) for Tax purposes. Neither STB nor any of its subsidiaries is a party to any tax sharing or tax allocation agreement nor does STB or any of its subsidiaries owe any amount under any such agreement. Neither STB nor any of its subsidiaries has been at any time, a "United States real property holding corporation" with the meaning of Section 897(c)(2) of the Code. For purposes of this Agreement, the following terms have the following meanings: "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "TAX AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and
(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "TAX RETURN" shall mean any return, statement, report or form (including, without limitation,) estimated Tax Returns and reports, withholding Tax Returns and reports and information reports and Returns required to be filed with respect to Taxes.

     3.17 ENVIRONMENTAL MATTERS.

          (a) HAZARDOUS MATERIAL. Except as would result in any material liability to STB under Environmental Laws (as defined below), no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable Environmental Laws to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to Environmental Laws, but excluding office and janitorial supplies maintained in accordance with Environmental Laws (a "HAZARDOUS MATERIAL") are present, as a result of the actions of STB or any of its subsidiaries or any affiliate of STB, or, to STB's knowledge, as a result of any action of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that STB or any of its subsidiaries has at any time owned, operated, occupied or leased. For the purposes of this Agreement, "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws, ordinances, treaties, rules, regulations, guidelines and permit conditions relating to contamination, pollution or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to Hazardous Materials Activities (as hereinafter defined) or emissions, discharges, releases or threatened releases of Hazardous Materials.

          (b) HAZARDOUS MATERIALS ACTIVITIES. Neither STB nor any of its subsidiaries has (i) transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of Environmental Laws, or (ii) disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product contained a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any Environmental Laws in effect prior to or as of the date hereof except for which violation has not heretofore been cured or for which there is any remaining liability.

          (c) PERMITS. STB and its subsidiaries hold all environmental approvals, permits, licenses, clearances and consents (the "STB ENVIRONMENTAL PERMITS") necessary for the conduct of STB's and its subsidiaries' Hazardous Material Activities and other businesses of STB and its subsidiaries as such activities and businesses are currently being conducted. STB and its subsidiaries are and at all times have been in compliance in all material respects with the terms of the STB Environmental Permits except for which noncompliance has heretofore been cured or for which there is any remaining liability.

          (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, claim or injunction is pending, and to STB's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ, claim or injunction has been threatened by any Governmental Entity against STB or any of its subsidiaries concerning any STB Environmental Permit, Hazardous Material or any Hazardous Materials Activities of STB or any of its subsidiaries.

     3.18 BROKERS. No broker, finder or investment banker (other than Hoak Breedlove Wesneski & Co. ("HOAK BREEDLOVE")) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of STB.

     3.19 INTELLECTUAL PROPERTY. STB or its subsidiaries owns each of the patents and patent applications referred to in the STB SEC Reports and, except as disclosed in the STB SEC Reports, (i) each of STB and its subsidiaries owns or possesses, or could obtain ownership or possession of (on terms not materially adverse to the consolidated financial position, shareholders' equity, results of operations of STB and its subsidiaries taken as a whole) adequate and enforceable rights to use all other patent applications, patents, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively with the patents and patent applications described in the STB SEC Reports, the "Intangibles") necessary for the conduct of their businesses and (ii) neither STB nor any subsidiary, to its knowledge, has infringed, is infringing, or has received any notice of infringement of any Intangible of any other person that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to (or, with respect to pending patent litigation as of the date hereof, STB does not believe will) have a Material Adverse Effect and STB knows of no basis therefor. The expiration of any Intangibles would not have a Material Adverse Effect on STB and its subsidiaries taken as a whole. Except as set forth in the STB SEC Reports, STB has received no notice of potential indemnity claims from customers based upon a notice of infringement any such customer has received from a patent owner relating to an assertion of infringement of a patent other than potential indemnity claims which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     3.20 CHANGE OF CONTROL PAYMENTS. Other than as excepted in Section 3.18 hereof or contemplated by Section 5.14, there are no amounts that will become payable (whether currently or in the future) to current or former employees, officers and directors of STB under any plan or agreement of STB as a result of or in connection with the Merger.

     3.21 INSURANCE. STB maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of STB and its subsidiaries (collectively, the "INSURANCE POLICIES") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of STB and its subsidiaries. There is no material claim by STB or any of its subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

     3.22 OPINION OF FINANCIAL ADVISOR. STB has been advised in writing by its financial advisor, Hoak Breedlove, that in its opinion, as of the date hereof, the Exchange Ratio is fair from a financial point of view, to the shareholders of STB.

     3.23 BOARD APPROVAL. The Board of Directors of STB has, as of the date of this Agreement (i) approved this Agreement and the STB Option Agreement and the transactions contemplated hereby and thereby, (ii) determined that the Merger is in the best interests of the shareholders of STB and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of STB approve this Agreement and the Merger.

     3.24 VOTE REQUIRED. The affirmative vote of a majority of the votes that holders of the outstanding shares of STB Common Stock are entitled to vote thereon is the only vote of the holders of any class or series of STB's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     3.25 YEAR 2000 COMPLIANCE. Except as would not reasonably be expected to have a Material Adverse Effect on STB, all of STB's Information Technology (as defined below) effectively addresses the Year 2000 issue, and will not cause an interruption in the ongoing operations of STB's business on or after January 1, 2000. For purposes of the foregoing, the term "INFORMATION TECHNOLOGY" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services that are owned or used by STB in the conduct of its business, or purchased by STB from third party suppliers.

     3.26 TEXAS BUSINESS COMBINATION LAW NOT APPLICABLE. The STB Board has taken all actions so that the restrictions contained in the Texas Business Combination Law ("TBCL") applicable to entering into or engaging in a "business combination" (as defined in such the TBCL) will not apply to the execution, delivery or performance of this Agreement, the STB Option Agreement, or to the consummation of the Merger or the other transactions contemplated by this Agreement.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF 3DFX AND SUB

     3Dfx and Sub jointly and severally represent and warrant to STB, except as set forth in the 3Dfx SEC Reports (as defined in Section 4.7), as follows:

     4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of 3Dfx and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of 3Dfx and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below).

Each of 3Dfx and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in connection with 3Dfx or any of its subsidiaries, the term "MATERIAL ADVERSE EFFECT" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), liabilities, financial condition or results of operations of 3Dfx and its subsidiaries taken as a whole; provided, however, that a "Material Adverse Effect" shall not include any
(i) adverse effect on the results of operations or financial condition of 3Dfx that is attributable to the transactions or resulting business enterprise contemplated by this Agreement, including, without limitation, delay of, reduction in, or cancellation or change in the terms of product orders by customers of 3Dfx or an increase in the price of, a delay of, reduction in or cancellation of or change in terms with respect to products or components supplied by, or a deterioration in or termination of a relationship by, vendors of 3Dfx, (ii) change arising out of conditions in or affecting the industries in which the parties to this Agreement compete or (iii) decline in 3Dfx's stock price. Other than wholly-owned subsidiaries and except as permitted after the date of this Agreement under Section 5.2 of this Agreement and except with respect to an investment of less than a twenty percent (20%) interest in any corporation, partnership, joint venture or other business, association or entity, 3Dfx does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

     4.2 ARTICLES OF INCORPORATION AND BYLAWS. 3Dfx has previously furnished to STB a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date. Such Articles of Incorporation, Bylaws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither 3Dfx nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

     4.3 CAPITALIZATION. The authorized capital stock of 3Dfx consists of (i) 50,000,000 shares of 3Dfx Common Stock and of (ii) 5,000,000 shares of Preferred Stock, no par value per share ("3DFX PREFERRED STOCK"), 60,000 of which have been designated as 3Dfx Series A Participating Preferred. At the close of business on November 30, 1998, (i) approximately 15,592,912 shares of 3Dfx Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) approximately 349,919 shares of 3Dfx Common Stock were reserved for future issuance pursuant to 3Dfx's employee stock purchase plan, (iii) approximately 3,422,609 shares of 3Dfx Common Stock were reserved for issuance upon the exercise of outstanding options ("3DFX OPTIONS") to purchase 3Dfx Common Stock, approximately 1,287,185 shares of 3Dfx Common Stock were reserved for future grant under the 1995 Stock Option Plan, the 1997 Supplemental Stock Option Plan and the 1997 Director Option Plan and (iv) 93,636 shares of 3Dfx Common Stock were reserved for issuance upon exercise of warrants. No change in such capitalization has occurred between September 30, 1998 and the date hereof except issuances of 3Dfx Common Stock that would be permitted pursuant to Section 5.2(c) hereof. As of the date hereof, no shares of 3Dfx Preferred Stock were issued or outstanding. The authorized capital stock of Sub consists of 10,000 shares of common stock, par value $0.10 per share, 100 shares of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of 3Dfx's and Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 4.3, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of 3Dfx or any of its subsidiaries or obligating 3Dfx or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, 3Dfx or any of its subsidiaries. All shares of 3Dfx Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of 3Dfx Common Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable. Except for such actions as are permitted under Section 5.2, there are no obligations, contingent or otherwise, of 3Dfx or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of 3Dfx Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of 3Dfx's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by 3Dfx or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in 3Dfx's voting rights, charges or other encumbrances of any nature whatsoever.

     4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of 3Dfx and Sub has all necessary corporate power and authority to execute and deliver this Agreement and the STB Option Agreement, and to perform its obligations hereunder and thereunder, subject to obtaining the approval of 3Dfx's shareholders of the issuance of 3Dfx Common Stock in the Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the STB Option Agreement by 3Dfx and Sub and the consummation by 3Dfx and Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of 3Dfx and Sub and no other corporate proceedings on the part of 3Dfx or Sub are necessary to authorize this Agreement and the STB Option Agreement, or to consummate the transactions so contemplated (other than with respect to the Merger, the approval by the holders of a majority of the outstanding shares of 3Dfx Common Stock of the issuance of 3Dfx Common Stock in the Merger in accordance with the applicable rules of Nasdaq and 3Dfx's Articles of Incorporation and Bylaws). This Agreement and the STB Option Agreement have been duly and validly executed and delivered by 3Dfx and Sub and, assuming the due authorization, execution and delivery by STB, constitute legal and binding obligations of 3Dfx and Sub, enforceable against 3Dfx and Sub in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies.

     4.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by 3Dfx and Sub and the STB Option Agreement by 3Dfx do not, and the performance of this Agreement by 3Dfx and Sub and the STB Option Agreement by 3Dfx shall not, (i) conflict with or violate the Articles of Incorporation, Bylaws or equivalent organizational documents of 3Dfx or any of its subsidiaries, (ii) subject to obtaining 3Dfx's shareholders approval of the issuance of the shares of 3Dfx Common Stock in the Merger and compliance with the requirements set forth in
Section 4.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to 3Dfx or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair 3Dfx's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of 3Dfx or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which 3Dfx or any of its subsidiaries is a party or by which 3Dfx or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such breaches, defaults or other occurrences that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) The execution and delivery of this Agreement by 3Dfx and Sub and the STB Option Agreement by 3Dfx do not, and the performance of this Agreement by 3Dfx and Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act and of foreign governmental entities and the rules and regulations thereunder, the rules and regulations of Nasdaq, and the filing and recordation of the Articles of Merger as required by the Texas Statute and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (i) would not prevent consummation of the Merger or otherwise prevent 3Dfx or Sub from performing their respective obligations under this Agreement or (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.6  COMPLIANCE; PERMITS.

          (a) Neither 3Dfx nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to 3Dfx or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which 3Dfx or any of its subsidiaries is a party or by which 3Dfx or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of 3Dfx, no investigation or review by any governmental or regulatory body or authority is pending or threatened against 3Dfx or any of its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) 3Dfx and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of 3Dfx and its subsidiaries taken as a whole (collectively, the "3DFX PERMITS"). 3Dfx and its subsidiaries are in compliance with the terms of the 3Dfx Permits, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.7  SEC FILINGS; FINANCIAL STATEMENTS.

     (a) 3Dfx has made available to STB a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by 3Dfx with the SEC on or after June 25, 1997 and prior to the date of this Agreement (the "3DFX SEC REPORTS"), which are all the forms, reports and documents required to be filed by 3Dfx with the SEC since June 25, 1997. The 3Dfx SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of 3Dfx's subsidiaries is required to file any reports or other documents with the SEC.

          (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the 3Dfx SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of 3Dfx and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to adjustments which were not or are not expected to be material in amount.

          (c) 3Dfx has previously furnished to STB a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by 3Dfx with the SEC pursuant to the Securities Act or the Exchange Act.

     4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1998, 3Dfx and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Material Adverse Effect or (ii) any material change by 3Dfx in its accounting methods, principles or practices except as required by concurrent changes in GAAP.

     4.9 NO UNDISCLOSED LIABILITIES. Neither 3Dfx nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of 3Dfx and its subsidiaries taken as a whole, except liabilities (i) provided for in 3Dfx's balance sheet or the related notes as of September 30, 1998 or (ii) incurred since September 30, 1998 in the ordinary course of business, none of which are material to the business, results of operations or financial condition of 3Dfx and its subsidiaries, taken as a whole.

     4.10 ABSENCE OF LITIGATION. There are no claims, actions, suits or proceedings pending or, to the best knowledge of 3Dfx, threatened (or to the best knowledge of 3Dfx, any investigation pending or threatened) against 3Dfx or any of its subsidiaries, or any properties or rights of 3Dfx or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.11 EMPLOYEE MATTERS AND BENEFIT PLANS.

          (a) DEFINITIONS. With the exception of the definitions of "Affiliate" and "International Employee Plan" set forth in Section 4.11(a)(i) and (ii) below (such definitions shall only apply to this

Section 4.11), for the purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "AFFILIATE," as used in this Section 4.11, shall mean any other person or entity under common control with 3Dfx within the meaning of
Section 414(b), (c), (m) or (o) of the Code and regulations thereunder;

               (ii) "INTERNATIONAL EMPLOYEE PLAN" shall mean each 3Dfx Employee Plan that has been adopted or maintained by 3Dfx, whether informally or formally, for the benefit of 3Dfx Employees outside the United States;

               (iii) "3DFX EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is or has been maintained, contributed to, or required to be contributed to, by 3Dfx or any Affiliate for the benefit of any "3Dfx Employee" (as defined below), and pursuant to which 3Dfx or any Affiliate has or may have any material liability contingent or otherwise;

               (iv) "3DFX EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of 3Dfx or any Affiliate;

               (v) "3DFX EMPLOYEE AGREEMENT" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contact between 3Dfx or any Affiliates and any 3Dfx Employee or consultant; and

               (vi) "3DFX PENSION PLAN" shall refer to each 3Dfx Employee
Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (b) SCHEDULE. 3Dfx does not have any plan or commitment to establish any new 3Dfx Employee Plan or 3Dfx Employee Agreement, to modify any 3Dfx Employee Plan or 3Dfx Employee Agreement (except to the extent required by law or to conform any such 3Dfx Employee Plan or 3Dfx Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to STB in writing, or as required by this Agreement), or to enter into any 3Dfx Employee Plan or 3Dfx Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c) DOCUMENTS. 3Dfx has provided to STB (i) correct and complete copies of all documents embodying or relating to each 3Dfx Employee Plan and each 3Dfx Employee Agreement including all amendments thereto and written interpretations thereof, (ii) the most recent annual actuarial valuations, if any, prepared for each 3Dfx Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each 3Dfx Employee Plan or related trust; (iv) if any 3Dfx Employee Plan is funded, the most recent annual and periodic accounting of 3Dfx Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each 3Dfx Employee Plan; (vi) all IRS determination letters and rulings relating to 3Dfx Employee Plans and copies of all applications and correspondence to or from the IRS or the DOL with respect to any 3Dfx Employee Plan; (vii) all communications material to any 3Dfx Employee or 3Dfx Employees relating to any 3Dfx Employee Plan and any proposed 3Dfx Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to 3Dfx; and (viii) all registration statements and prospectuses prepared in connection with each 3Dfx Employee Plan.

          (d) 3DFX EMPLOYEE PLAN COMPLIANCE. (i) 3Dfx has performed in all material respects all obligations required to be performed by it under each 3Dfx Employee Plan and each 3Dfx Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) to 3Dfx's knowledge no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any 3Dfx Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of 3Dfx, threatened or anticipated (other than routine claims for benefits) against any 3Dfx Employee Plan or against the assets of any 3Dfx Employee Plan; (iv) each 3Dfx Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to 3Dfx, STB, the Surviving Corporation or any Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of 3Dfx or any Affiliates, threatened by the IRS or DOL with respect to any 3Dfx Employee Plan; and (vi) to 3Dfx's knowledge neither 3Dfx nor any Affiliate is subject to any penalty or tax with respect to any 3Dfx Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

          (e) 3DFX PENSION PLANS. 3Dfx does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any 3Dfx Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f) MULTIEMPLOYER PLANS. At no time has 3Dfx contributed to or been requested to contribute to any Multiemployer Plan.

          (g) NO POST-EMPLOYMENT OBLIGATIONS. No 3Dfx Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any 3Dfx Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and 3Dfx has never represented, promised or contracted (whether in oral or written form) to any 3Dfx Employee (either individually or to 3Dfx Employees as a group) that such 3Dfx Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h) EFFECT OF TRANSACTION.

               (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any 3Dfx Employee Plan, 3Dfx Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any 3Dfx Employee.




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


               (ii) No payment or benefit which will or may be made by 3Dfx or 3Dfx or any of their respective Affiliates with respect to any 3Dfx Employee will be characterized as an "excess parachute payment," within the meaning of
Section 280G(b)(1) of the Code.

          (i) EMPLOYMENT MATTERS. 3Dfx and each of its subsidiaries (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, in each location in which 3Dfx or any of its subsidiaries employs persons; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to 3Dfx Employees; (iii) is not liable for any material arrears of wages or any material taxes or any material penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for 3Dfx Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (j) VIOLATIONS. To 3Dfx's knowledge and reasonable belief, no employee of 3Dfx has violated any employment contract, patent disclosure agreement or non competition agreement between such employee and any former employer of such employee due to such employee being employed by 3Dfx and disclosing to 3Dfx trade secrets or proprietary information of such employer. 3Dfx is not, and has never been, a party to any collective bargaining agreement. 3Dfx and its subsidiaries are in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law).

          (k) INTERNATIONAL EMPLOYEE PLAN. Each International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent 3Dfx from terminating or amending any International Employee Plan at any time for any reason.

     4.12 LABOR MATTERS. (i) There are no controversies pending or, to the best knowledge of each of 3Dfx and its respective subsidiaries, threatened, between 3Dfx or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect; (ii) as of the date of this Agreement, neither 3Dfx nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by 3Dfx or its subsidiaries nor does 3Dfx or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees (A) as of the date of this Agreement and
(B) which, as of the Closing Date, have or could reasonably be expected to have a Material Adverse Effect on 3Dfx and its subsidiaries; and (iii) as of the date of this Agreement, neither 3Dfx nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of 3Dfx or any of its subsidiaries (X) as of the date of this Agreement and (Y) which, as of the Closing Date, have or could reasonably be expected to have a Material Adverse Effect on 3Dfx and its subsidiaries.

     4.13 REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by 3Dfx for inclusion or incorporation by reference
(i) in the S-4 will, at the time the S-4 becomes




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


effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statement will, at the dates mailed to the shareholders of 3Dfx and STB, at the times of the Shareholders Meetings and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, and the S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder.

     4.14 RESTRICTIONS ON BUSINESS ACTIVITIES. Other than as may be permitted under Section 5.9, there is no material agreement, judgment, injunction, order or decree binding upon 3Dfx or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of 3Dfx or any of its subsidiaries, any acquisition of property by 3Dfx or any of its subsidiaries or the conduct of business by 3Dfx or any of its subsidiaries as currently conducted.

     4.15 TITLE TO PROPERTY. 3Dfx owns no material real property. 3Dfx and each of its subsidiaries have good and defensible title to all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and all leases pursuant to which 3Dfx or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which 3Dfx or its subsidiary has not taken adequate steps to prevent such default from occurring) except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All the plants, structures and equipment of 3Dfx and its subsidiaries, except such as may be under construction, are in good operating condition and repair, except where the failure of such plants, structures and equipment to be in such good operating condition and repair could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.16 TAXES. 3Dfx and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which 3Dfx or any of its subsidiaries is or has been a member, have timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. 3Dfx has provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. There is (i) no material claim for Taxes that is a lien against the property of 3Dfx or any of its subsidiaries or is being asserted against 3Dfx or any of its subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of 3Dfx or any of its subsidiaries being conducted by a Tax authority,
(iii) no extension of the statute of limitations on the assessment of any Taxes granted by 3Dfx or any of its subsidiaries and currently in effect, and (iv) no agreement, contract or arrangement to which 3Dfx or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 162(m), 280G or 404 of the Code. 3Dfx has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Neither 3Dfx nor any of its subsidiaries has ever been a member of any combined, controlled, consolidated or affiliated group (other than the group of which 3Dfx is the parent) for Tax purposes. Neither 3Dfx nor any of its subsidiaries is a party to any tax sharing or tax allocation agreement nor does 3Dfx or any of its subsidiaries owe any amount under any such agreement. Neither 3Dfx nor any of its subsidiaries has been at any time, a "United States real property holding corporation" with the meaning of Section 897(c)(2) of the Code.

     4.17 ENVIRONMENTAL MATTERS.

          (a) HAZARDOUS MATERIAL. Except as would not result in any material liability to 3Dfx under Environmental Laws, no underground storage tanks and no Hazardous Materials are present, as a result of the actions of 3Dfx or any of its subsidiaries or any affiliate of 3Dfx, or, to 3Dfx's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that 3Dfx or any of its subsidiaries has at any time owned, operated, occupied or leased.

          (b) HAZARDOUS MATERIALS ACTIVITIES. Neither 3Dfx nor any of its subsidiaries has (i) transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of Environmental Law, or (ii) engaged in any Hazardous Materials Activities in violation of any Environmental Law in effect prior to or as of the date hereof except for which violation has not heretofore been cured or for which there is any remaining liability.

          (c) PERMITS. 3Dfx and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "3DFX ENVIRONMENTAL PERMITS") necessary for the conduct of 3Dfx's and its subsidiaries' Hazardous Material Activities and other businesses of 3Dfx and its subsidiaries as such activities and businesses are currently being conducted. 3Dfx and its subsidiaries are in compliance in all material respects with the terms of the 3Dfx Environmental Permits, except for which noncompliance has not heretofore been cured or for which there is any remaining liability.

          (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, claim or injunction is pending, and to 3Dfx's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ, claim or injunction has been threatened by any Governmental Entity against 3Dfx or any of its subsidiaries concerning any 3Dfx Environmental Permit, Hazardous Material or any Hazardous Materials Activities of 3Dfx or any of its subsidiaries.

     4.18 BROKERS. No broker, finder or investment banker (other than BancBoston Robertson Stephens ("BANCBOSTON")) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of 3Dfx or Sub.

     4.19 INTELLECTUAL PROPERTY. 3Dfx or its subsidiaries owns each of the patents and patent applications referred to in the 3Dfx SEC Reports and, except as disclosed in the 3Dfx SEC Reports, (i) each of 3Dfx and its subsidiaries owns or possesses, or could obtain ownership or possession of (on terms not



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


materially adverse to the consolidated financial position, shareholders' equity, results of operations of 3Dfx and its subsidiaries taken as a whole) adequate and enforceable rights to use all other patent applications, patents, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively with the patents and patent applications described in the 3Dfx SEC Reports, the "Intangibles") necessary for the conduct of their businesses and (ii) neither 3Dfx nor any subsidiary, to its knowledge, has infringed, is infringing, or has received any notice of infringement of any Intangible of any other person that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to (or, with respect to pending patent litigation as of the date hereof, 3Dfx does not believe will) have a Material Adverse Effect and 3Dfx knows of no basis therefor. The expiration of any Intangibles would not have a Material Adverse Effect on 3Dfx and its subsidiaries taken as a whole. Except as set forth in the 3Dfx SEC Reports, 3Dfx has received no notice of potential indemnity claims from customers based upon a notice of infringement any such customer has received from a patent owner relating to an assertion of infringement of a patent other than potential indemnity claims which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     4.20 INSURANCE. 3Dfx maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of 3Dfx and its subsidiaries ("3DFX INSURANCE POLICIES") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of 3Dfx and its subsidiaries. There is no material claim by 3Dfx or any of its subsidiaries pending under any of the material 3Dfx Insurance Policies.

     4.21 OPINION OF FINANCIAL ADVISOR. 3Dfx has been advised in writing by its financial advisor, BancBoston, that in its opinion as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to 3Dfx.

     4.22 BOARD APPROVAL. The Board of Directors of 3Dfx has, as of the date hereof, (i) approved this Agreement and the STB Option Agreement and the transactions contemplated hereby and thereby, (ii) determined that the Merger is in the best interests of the shareholders of 3Dfx and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of 3Dfx approve the issuance of 3Dfx Common Stock in connection with the Merger.

     4.23 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of 3Dfx Common Stock present in person or represented by proxy at the meeting of 3Dfx's shareholders contemplated by Section 5.8 (provided that the shares so present or represented constitute a majority of the shares of 3Dfx Common Stock) is the only vote of the holders of any class or series of 3Dfx's capital stock necessary to approve the Merger and the issuance of 3Dfx Common Stock in connection with the Merger.

     4.24 INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     4.25 YEAR 2000 COMPLIANCE. Except as would not reasonably be expected to have a Material Adverse Effect on 3Dfx, all of 3Dfx's Information Technology (as defined below) is effectively addresses the Year 2000 issues Year, and will not cause an interruption in the ongoing operations of 3Dfx's business on or after January 1, 2000. For purposes of the foregoing, the term "INFORMATION TECHNOLOGY" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services that are owned or used by 3Dfx in the conduct of its business, or purchased by 3Dfx from third party suppliers.

     4.26 CHANGE OF CONTROL PAYMENTS. Other than as excepted in Section 4.18 hereof or contemplated by Section 5.14, there are no amounts that will become payable (whether currently or in the future) to current or former employees, officers and directors of 3Dfx under any plan or agreement of 3Dfx as a result of or in connection with the Merger.

                                   ARTICLE 5

                        CONDUCT AND TRANSACTIONS PRIOR TO
                      EFFECTIVE TIME; ADDITIONAL AGREEMENTS

     5.1 INFORMATION AND ACCESS. Subject to and in accordance with the terms and conditions of those certain letter agreements dated December 5, 1998 and December 7, 1998, between 3Dfx and STB (collectively the "CONFIDENTIALITY AGREEMENT"), from the date of this Agreement and continuing until the Effective Time, each Company shall afford and, with respect to clause (b) below, such Company shall cause its independent auditors to afford, (a) to the officers, independent auditors, counsel and other representatives of the other Company reasonable access to the properties, books, records (including Tax Returns filed and those in preparation) and personnel of such Company and its subsidiaries in order that the other Company may have a full opportunity to make such investigation as it reasonably desires to make of such Company and its subsidiaries and (b) to the independent auditors of the other Company, reasonable access to the audit work papers and other records of the independent auditors of such Company and its subsidiaries. Additionally, subject to and in accordance with the Confidentiality Agreement, each Company and its subsidiaries will permit the other Company to make such reasonable inspections of such Company and its subsidiaries and their respective operations during normal business hours as the other Company may reasonably require and each Company and its subsidiaries will cause its officers and the officers of its subsidiaries to furnish the other Company with such financial and operating data and other information with respect to the business and properties of such Company and its subsidiaries as the other Company may from time to time reasonably request. No investigation pursuant to this Section 5.1 shall affect or otherwise obviate or diminish any representations and warranties of any party or conditions to the obligations of any party.

     5.2 CONDUCT OF BUSINESS OF THE COMPANIES. Except as contemplated by this Agreement, during the period from the date of this Agreement and continuing until the Effective Time or until the termination of this Agreement pursuant to
Section 7.1, (i) each Company shall use reasonable efforts promptly to report to the other on the status of operational matters and changes of materiality (subject to the terms of the Confidentiality Agreement) and (ii) each Company and its subsidiaries shall conduct their respective businesses in the ordinary and usual course consistent with past practice and each Company and its subsidiaries shall use reasonable efforts to maintain and preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relations with licensors, franchisees, licensees, suppliers, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing and except as provided in this Agreement, prior to the Effective Time, neither Company nor any of its subsidiaries shall, unless this Agreement is terminated



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


pursuant to Section 7.1, without the prior written consent of the other Company (which consent shall not be unreasonably withheld):

          (a) declare, set aside or pay any dividends on or make any other distribution in respect of any of its capital stock except (i) as permitted by subsection (c) below, (ii) dividends or distributions by subsidiaries of 3Dfx to 3Dfx or any subsidiary of 3Dfx, (iii) contributions or distributions by STB to a subsidiary of STB to support the operations of such subsidiary in the ordinary course of business consistent with past practice and (iv) the distributions of funds in satisfaction of STB obligations owed in respect of the STB Options as set forth in Section 5.14;

          (b) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or repurchase, redeem (except in compliance with Section 5.2(n) below) or otherwise acquire any shares of its capital stock;

          (c) issue, deliver, pledge, encumber or sell, or authorize or propose the issuance, delivery, pledge, encumbrance or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or rights, warrants or options to acquire, any such shares of capital stock or other convertible securities (other than (i) the issuance of such capital stock upon the exercise or conversion of 3Dfx Options or STB Options (as defined in Section 5.14), as the case may be, outstanding on the date of this Agreement in accordance with their present terms or pursuant to the 3Dfx Employee Stock Purchase Plan or the STB Purchase Plan, as the case may be, in accordance with their present terms, (ii) the grant of 3Dfx Options in the ordinary course of business consistent with past practice, pursuant to 3Dfx Employee Plans in effect on the date of this Agreement, and the issuance of 3Dfx Common Stock upon exercise thereof, (iii) increases in the number of shares reserved for issuance under the 3Dfx Employee Plans provided that such increases are in connection with, or subject to, shareholder approval at an Annual or Special Meeting of shareholders, (iv) the grant of STB Options to purchase up to an aggregate of 50,000 shares of STB Common Stock in the ordinary course of business consistent with past practice, pursuant to STB Employee Plans in effect on the date of this Agreement or authorize or propose any change in its equity capitalization and
(v) the purchase by 3Dfx of up to an aggregate of $20 million worth of its Common Stock in the open market pursuant to a stock repurchase program adopted by the 3Dfx Board of Directors and administered in compliance with Rule 10b-18 under the Exchange Act;

          (d) except as otherwise provided in this Agreement, amend its Articles of Incorporation or Bylaws in any manner adverse to the other Company;

          (e) acquire or agree to acquire by merging or consolidating with, or by purchasing any material portion of the capital stock or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

          (f) sell, lease, pledge or otherwise dispose of or encumber any of its assets, except in the ordinary course of business (including, without limitation, any indebtedness owed to it or any claims held by it);

          (g) transfer the stock of any subsidiary to any other subsidiary or any assets or liabilities to any new or, except in the ordinary course of business consistent with past practice, existing subsidiary, or in



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the case of 3Dfx, in connection with international subsidiaries established for the purposes of achieving tax benefits;

          (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any of its debt securities or guarantee, endorse or otherwise as an accommodation become responsible for the obligations of others, or make loans or advances, other than in the ordinary course of business consistent with past practice;

          (i) pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than (i) the payment, discharge or satisfaction of liabilities in the ordinary course of business and (ii) the payment of the fees and expenses of counsel and financial advisors relating to this Agreement and the transactions contemplated hereby;

          (j) with respect to STB only, adopt or amend in any material respect any collective bargaining agreement or STB Employee Plan, enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees of STB, or enter into or amend any severance or termination arrangement that provides for payments to any person other than as contemplated by this Agreement;

          (k) change in any material respect the accounting methods or practices followed by such Company, including any material change in any assumption underlying, or method of calculating, any bad debt, contingency or other reserve, except as may be required by changes in GAAP; make any material Tax election or settle or compromise any material federal, state, local or foreign income tax liability or agree to an extension of a statute of limitations;

          (l) enter into any material contract or agreement, except in the ordinary course of business, other than as expressly permitted in this Section
5.2 and other than renewals or replacements of leases scheduled to expire in the near-term in the ordinary course of business; or

          (m) authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Nothing contained herein shall restrict STB from entering into such reasonable contracts as are necessary in connection with furnishing the STB's headquarters.

     5.3  NEGOTIATION WITH OTHERS.

          (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, STB shall not, directly or indirectly, through any officer, director, employee, representative or agent of STB or any of its subsidiaries, solicit or encourage (including by way of furnishing nonpublic information) or take other action, either directly or indirectly, to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any person, or engage in any discussions or negotiations relating thereto or in furtherance thereof or accept any Acquisition Proposal. For purposes of this Agreement, "ACQUISITION PROPOSAL" means any inquiries or proposals regarding (i) any merger, consolidation, sale of substantial assets or similar transactions involving STB or any subsidiaries of STB

(other than sales of assets or inventory in the ordinary course of business),
(ii) purchase of 20% or more of the outstanding shares of capital stock of STB (including without limitation by way of a tender offer or an exchange offer) or similar transactions involving STB or any subsidiaries of STB, (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of 20% or more of the then outstanding shares of capital stock of STB; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          (b) Notwithstanding Section 5.3(a), the restrictions set forth in this Agreement shall not prevent the Board of Directors of STB, in the exercise of and as required by its fiduciary duties as determined by the Board of Directors of STB after consultation with its outside legal counsel, engaging in discussions or negotiations with, and furnishing information concerning STB and its business, properties and assets (but not directly or indirectly soliciting or initiating such discussions or negotiations or directly or indirectly encouraging inquiries or the making of any Acquisition Proposal), to a third party who makes a written, unsolicited, bona fide Acquisition Proposal that is reasonably capable of being consummated and is reasonably likely to be financially superior to the Merger, as determined in each case in good faith by STB's Board of Directors after consultation with STB's financial advisors (a "SUPERIOR PROPOSAL"), provided that 3Dfx shall have been notified in writing of such Acquisition Proposal, including the principal financial terms and conditions thereof and the identity of the person or group making such Acquisition Proposal.

     Upon compliance with the foregoing, STB shall be entitled to (1) withdraw, modify or refrain from making its recommendation referred to in Section 5.4 following receipt of a Superior Proposal, and approve and recommend to the shareholders of STB a Superior Proposal and (2) enter into an agreement with such third party concerning a Superior Proposal; provided, however, that STB shall immediately make payment in full to 3Dfx of the Breakup Fee as defined in
Section 7.3 below.

          (c) If STB or any of its subsidiaries receives any unsolicited offer or proposal to enter negotiations relating to an Acquisition Proposal, STB shall immediately notify 3Dfx thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the principal financial terms and conditions of such offer or proposal, as the case may be.

          (d) Notwithstanding the foregoing, STB shall not provide any non-public information to a third party as described above unless STB provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement previously entered into between 3Dfx and STB.

          (e) STB shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than 3Dfx and Sub) conducted prior to the date of this Agreement with respect to any of the foregoing.

          (f) 3Dfx shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than STB) regarding any merger, consolidation, sale of substantial assets or similar transactions involving 3Dfx.

     5.4 PREPARATION OF S-4 AND THE PROXY STATEMENT; OTHER FILINGS. As promptly as practicable after the date of this Agreement, 3Dfx and STB shall prepare and file with the SEC a preliminary Proxy Statement in form and substance satisfactory to each of 3Dfx and STB and 3Dfx shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of 3Dfx and STB shall use its reasonable efforts to respond to any comments of the SEC, to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and to cause the Proxy Statement to be mailed to such Company's shareholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, 3Dfx and STB shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal or Blue Sky Laws relating to the Merger and the transactions contemplated by this Agreement and the Articles of Merger, including, without limitation, under the HSR Act and state takeover laws (the "OTHER FILINGS"). Each Company will notify the other Company promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Proxy Statement or any Other Filing or for additional information and will supply the other Company with copies of all correspondence between such Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the S-4, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the S-4 and the Other Filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the S-4 or any Other Filing, 3Dfx or STB, as the case may be, shall promptly inform the other Company of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of 3Dfx and STB, such amendment or supplement. The Proxy Statement shall include the recommendations of the Board of Directors of 3Dfx in favor of the issuance of 3Dfx Common Stock in connection with the Merger and of the Board of Directors of STB in favor of the Merger, provided that the recommendation of the Board of Directors of STB may not be included or may be withdrawn if previously included if the Board of Directors of STB has accepted a Superior Proposal in accordance with the terms of Section 5.3.

     5.5 ADVICE OF CHANGES; SEC FILINGS. Each Company shall promptly provide the other Company (or its counsel) copies of all filings made by such Company with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby and thereby.

     5.6 LETTER OF STB'S INDEPENDENT AUDITORS. STB shall use all reasonable efforts to cause to be delivered to 3Dfx a letter of PricewaterhouseCoopers, LLP, STB's independent auditors, dated a date within two Business Days before the date on which the S-4 shall become effective and addressed to 3Dfx, in form and substance reasonably satisfactory to 3Dfx and customary in scope and substance for letters delivered by independent auditors in connection with registration statements similar to the S-4.

     5.7 LETTER OF 3DFX'S INDEPENDENT AUDITORS. 3Dfx shall use all reasonable efforts to cause to be delivered to STB a letter of PricewaterhouseCoopers, LLP, 3Dfx's independent auditors, dated a date within two Business Days before the date on which the S-4 shall become effective and addressed to STB, in form and substance reasonably satisfactory to STB and customary in scope and substance for letters delivered by independent auditors in connection with registration statements similar to the S-4.

     5.8 SHAREHOLDERS MEETINGS. 3Dfx and STB each shall call a meeting of its respective shareholders to be held as promptly as practicable for the purpose of voting upon, in the case of 3Dfx, the



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


issuance of 3Dfx Common Stock in connection with the Merger and, in the case of STB, this Agreement. 3Dfx and STB shall coordinate and cooperate with respect to the timing of the Shareholders Meetings and shall use their respective reasonable efforts to hold the Shareholders Meetings on the same day as soon as practicable after the date of this Agreement.

     5.9  AGREEMENTS TO TAKE REASONABLE ACTION.

          (a) STB shall take, and shall cause its subsidiaries to take, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on STB or its subsidiaries with respect to the Merger (including furnishing the information required under the HSR Act) and shall take all reasonable actions necessary to cooperate promptly with and furnish information to 3Dfx in connection with any such requirements imposed upon 3Dfx or Sub or any subsidiary of 3Dfx or Sub in connection with the Merger. STB shall take, and shall cause its subsidiaries to take, all reasonable actions necessary
(i) to obtain (and will take all reasonable actions necessary to promptly cooperate with 3Dfx or Sub and their subsidiaries in obtaining) any clearance, consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by STB or any of its subsidiaries (or by 3Dfx or any of its subsidiaries) in connection with the Merger or the taking of any action contemplated by this Agreement; (ii) to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the ability of STB to consummate the transactions contemplated hereby; (iii) to fulfill all conditions applicable to STB or 3Dfx pursuant to this Agreement reasonably within that party's control; and (iv) to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be; provided, however, that with respect to clauses (i) through (iv) above, STB and its subsidiaries will take only such curative measures (such as licensing and divestiture) as 3Dfx and STB mutually determine, in good faith, to be reasonable.

          (b) 3Dfx and Sub shall take, and shall cause their subsidiaries to take, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them or their subsidiaries with respect to the Merger (including furnishing the information required under the HSR Act) and shall take all reasonable actions necessary to cooperate promptly with and furnish information to STB in connection with any such requirements imposed upon STB or any subsidiary of STB in connection with the Merger. 3Dfx and Sub shall take, and shall cause their subsidiaries to take, all reasonable actions necessary (i) to obtain (and will take all reasonable actions necessary to promptly cooperate with STB and its subsidiaries in obtaining) any clearance, consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by 3Dfx or any of its subsidiaries (or by STB or any of its subsidiaries) in connection with the Merger or the taking of any action contemplated by this Agreement; (ii) to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the ability of 3Dfx or Sub to consummate the transactions contemplated hereby; (iii) to fulfill all conditions applicable to 3Dfx or Sub or STB pursuant to this Agreement; and (iv) to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be; provided, however, that with respect to clauses (i) through
(iv) above 3Dfx and its subsidiaries will take only such curative measures (such as licensing and divestiture) as 3Dfx determines, in good faith, to be reasonable.

          (c) Subject to the terms and conditions of this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, subject to the appropriate approval of the shareholders of 3Dfx and STB. 3Dfx and STB will use their reasonable best efforts to resolve any competitive issues relating to or arising under the HSR Act or any other federal or state antitrust or fair trade law raised by any Governmental Entity including making offers of curative divestitures and/or licensing of technology which 3Dfx determines, in good faith, to be reasonable. If such offers are not accepted by such Governmental Entity, 3Dfx (with STB's cooperation) shall pursue all litigation resulting from such issues. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust or fair trade law.

     5.10 CONSENTS. 3Dfx, Sub and STB shall each use best efforts to obtain the consent and approval of, or effect the notification of or filing with, each person or authority whose consent or approval is required of any of 3Dfx, STB or Sub in order to permit the consummation of the Merger and the transactions contemplated by this Agreement and to enable the Surviving Corporation to conduct and operate the business of STB and its subsidiaries substantially as presently conducted and as contemplated to be conducted.

     5.11 NASDAQ ADDITIONAL SHARES LISTING. 3Dfx will cause the shares of 3Dfx Common Stock issuable to the shareholders of STB in the Merger to be listed for trading on the NASDAQ National Market.

     5.12 PUBLIC ANNOUNCEMENTS. 3Dfx, Sub and STB shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by law.

     5.13 AFFILIATES. Set forth on Exhibit E hereto is a list of those persons who may be deemed to be, in STB's reasonable judgment, affiliates of STB within the meaning of Rule 145 promulgated under the Securities Act (each a "STB RULE 145 AFFILIATE"). STB will provide 3Dfx with such information and documents as 3Dfx reasonably requests for purposes of reviewing such list. STB will use its reasonable best efforts to deliver or cause to be delivered to 3Dfx, as promptly as practicable on or following the date hereof, from each STB Rule 145 Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit F (the "STB AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time. 3Dfx will be entitled to place appropriate legends on the shares of 3Dfx Common Stock to be received by a STB Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the 3Dfx Common Stock, consistent with the terms of the STB Affiliate Agreement.

     5.14 STB OPTIONS.

          (a) At the Effective Time, each outstanding option to purchase shares of STB Common Stock issued pursuant to (i) the STB Option Plan that vested prior to the Merger other than Accelerated Options as defined in Section 5.14(d) and
(ii) the STB Director Plan that is not exercised as described in Section 5.14(e) below, shall be assumed by 3Dfx (collectively, the "Converting STB Options"). Accordingly, each Converting STB Option so assumed shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable immediately prior to the Effective Time under such Converting STB Option, the number, rounded down to the nearest whole integer, of full shares of 3Dfx Common Stock equal to the product of the number of shares of STB Common Stock that were issuable upon the full exercise of such Converting STB Option multiplied by the Exchange Ratio at a price per share equal to (y) the exercise price per share for the shares of STB Common Stock otherwise purchasable pursuant to such Converting STB Option divided by (z) the Exchange Ratio, with such exercise price per share rounded up to the nearest whole cent.

          (b) As soon as practicable after the Effective Time, 3Dfx shall deliver to each holder of a Converting STB Option a document evidencing the foregoing assumption of such Converting STB Option by 3Dfx.

          (c) As soon as practicable after the Effective Time, 3Dfx shall file a registration statement on Form S-8 (or any successor or other appropriate form), or another appropriate form with respect to the shares of 3Dfx Common Stock subject to such Converting STB Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Converting STB Options remain outstanding.

          (d) STB agrees to solicit all of its employees who hold options granted under the STB Option Plan that will accelerate and become fully vested and exercisable as a result of the Merger (the "Accelerated Options") to make an election not less than five (5) Business Days prior to the Effective Date to either (i) exercise any or all of the Accelerated Options held by such employee upon the acceleration of such Accelerated Options and purchase the related shares of STB Common Stock (which shares shall convert into shares of 3Dfx Common Stock pursuant to the Merger upon the Effective Date) or (ii) receive a cash payment from STB on the Effective Date equal to the amount, if any, by which the exercise price of each of the Accelerated Options held by such employee that were not exercised is exceeded by the average of the per share closing prices of the STB Common Stock reported on the Nasdaq National Market for the ten (10) trading days immediately preceding the Effective Date. STB shall on the Effective Date pay to each employee who elects to receive a cash payment the amount of such cash payment as provided above. Except as addressed above, all Accelerated Options shall terminate on the Effective Date, and in any event shall not be assumed by 3Dfx.

          (e) STB shall take all actions necessary to ensure that all options granted under the STB Director Plan shall become fully vested and exercisable five (5) Business Days prior to the Effective Date. STB also agrees to solicit all of its directors who hold options granted under the STB Director Plan to provide notice not less than five (5) Business Days prior to the Effective Date of his intent to exercise any or all of such options and purchase shares of STB Common Stock (which shares shall convert into shares of 3Dfx Common Stock pursuant to the Merger upon the Effective Date), with any such options not so exercised becoming Converting STB Options that will be treated in accordance with Section 5.14(a) above.

     5.15 STB EMPLOYEE STOCK PURCHASE PLAN. STB agrees that it shall not effect any new offering periods effective as of March 31, 1999 immediately after the exercise of all Options whose Exercise Period ends on March 31, 1999; Participants in the STB Purchase Plan with outstanding Options whose 12-month "Exercise Period" (as such term is defined in the STB Purchase Plan) commences April 1, 1999 and ends March 31, 2000 (the "Outstanding Purchase Options") shall not have their rights under such Plan impaired or affected. Holders of Outstanding Purchase Options shall have such options assumed by 3Dfx at the



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


Effective Time. Accordingly, each Outstanding Purchase Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under the STB Purchase Plan, a number of full shares of 3Dfx Common Stock determined as provided in the STB Purchase Plan at a price per share equal to (y) the option price per share for the shares of STB Common Stock otherwise purchasable pursuant to such Plan divided by (z) the Exchange Ratio rounded up to the nearest whole cent. 3Dfx agrees that from and after the Effective Time, STB employees may participate in the 3Dfx Employee Stock Purchase Plan, subject to the terms and conditions of such plan. Notwithstanding anything to the contrary contained herein, in the event that the termination date of the offering period occurs on any date other than March 31, all dates in this
Section 5.15 shall be adjusted accordingly.

     5.16 INDEMNIFICATION AND INSURANCE.

          (a) From and after the Effective Time, 3Dfx will, and will also cause the Surviving Corporation to, fulfill and honor in all respects the obligations of STB pursuant to any indemnification agreements between STB and its present and former directors and officers in effect immediately prior to the Effective Time (the "INDEMNIFIED PARTIES") and any indemnification provisions under STB's Articles of Incorporation or Bylaws as in effect on the date hereof. The Articles of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Articles of Incorporation and Bylaws of STB as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of STB, unless such modification is required by law.

          (b) For a period of six years after the Effective Time, 3Dfx will, or will cause the Surviving Corporation to, use all commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by STB's directors' and officers' liability insurance policy on terms substantially similar to those applicable to the current directors and officers of STB; provided, however, that in no event will 3Dfx or the Surviving Corporation be required to expend in excess of 125% of the annual premium currently paid by STB for such coverage (or such coverage as is available for such 125% of such annual premium).

          (c) The provisions of this Section 5.16 are intended to be in addition to the rights otherwise available to the Indemnified Parties by law, charter, statute, bylaw, resolution of the Board of Directors of STB or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     5.17 NOTIFICATION OF CERTAIN MATTERS. STB shall give prompt notice to 3Dfx, and 3Dfx and Sub shall give prompt notice to STB, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of STB or 3Dfx and Sub, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.




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


     5.18 TAX-FREE REORGANIZATION. From and after the date of this Agreement, each of 3Dfx, Sub and STB shall use best efforts to cause the Merger to qualify, and shall not, without the prior written consent of the other party hereto, knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code. In particular, 3Dfx and Sub represent and warrant that they have no plan to cause the Surviving Corporation to issue additional shares of its Stock, or dispose of stock, that would result in 3Dfx or Surviving Corporation losing control of the Surviving Corporation within the meaning of
Section 368(c) of the Code.

     5.19 STB 401(K) PLAN. At the request of 3Dfx, STB shall take all necessary corporate action terminate, or cause its subsidiaries to terminate, as the case may be, all 401(k) plans maintained by STB or any of its subsidiaries.

     5.20 AMENDED EMPLOYMENT AGREEMENTS. 3Dfx agrees to assume, and be bound by, each of the employment agreements between STB and each of Messrs. Ogle, Eisenbach, Hopkins and Long, as amended in contemplation of the Merger.



                                   ARTICLE 6

                              CONDITIONS PRECEDENT

     6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) HSR ACT. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the Merger, which action shall not have been withdrawn or terminated.

          (b) SHAREHOLDER APPROVAL. The issuance of 3Dfx Common Stock in connection with the Merger shall have been approved by the requisite vote of the shareholders of 3Dfx (as described in Section 4.25) and this Agreement shall have been approved and adopted by the requisite vote of the shareholders of STB (as described in Section 3.25), in each case in accordance with applicable law and the rules and, with respect to 3Dfx, in accordance with the regulations of Nasdaq.

          (c) EFFECTIVENESS OF THE S-4. The S-4 shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

          (d) GOVERNMENTAL ENTITY APPROVALS. All material authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, expired or been obtained, other than those that, individually or in the aggregate, the failure to be filed, expired or obtained would not, in the reasonable opinion of 3Dfx, have a Material Adverse Effect on STB or 3Dfx.

          (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "INJUNCTION") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order (whether temporary, preliminary or permanent) enacted, entered or enforced which makes the consummation of the Merger illegal or prevents or prohibits the Merger.

          (f) TAX OPINIONS. 3Dfx and STB shall each have received written opinions from their respective counsel Wilson Sonsini Goodrich & Rosati, Professional Corporation and Locke Purnell Rain Harrell in form and substance reasonably satisfactory to them to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code with respect to the 3Dfx Common Stock to be received by holders of STB Common Stock in the Merger. In rendering such opinions, counsel may rely upon (and 3Dfx, Sub and STB shall be required to make) reasonably requested representations of 3Dfx, Sub and STB.

          (g) LISTING OF SHARES. 3Dfx will have amended its listing application with the NASDAQ Stock Market to include the shares of Common Stock issued under this Agreement.

     6.2 CONDITIONS OF OBLIGATIONS OF 3DFX AND SUB. The obligations of 3Dfx and Sub to effect the Merger are subject to the satisfaction of the following additional conditions, unless waived in writing by 3Dfx:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of STB set forth in this Agreement shall be true and correct (determined without regard to any materiality qualifiers in any particular representation or warranty, including without limitation "Material Adverse Effect") (i) as of the date hereof and (ii) as of the Closing Date, as though made on and as of the Closing Date (provided that in the cases of clauses (i) and (ii) any such representation and warranty made as of a specific date shall be true and correct as of such specific date), except for such inaccuracies as individually or in the aggregate which would not have a Material Adverse Effect (x) in the case of clause (i) on STB and subsidiaries taken as a whole and (y) in the case of clause (ii) on 3Dfx, STB and their respective subsidiaries taken as a whole (as if the Merger were consummated); and 3Dfx shall have received a certificate signed by the chief executive officer and the chief financial officer of STB to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF STB. STB shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to or as of the Closing Date, and 3Dfx shall have received a certificate signed by the chief executive officer and the chief financial officer of STB to such effect.

          (c) CONSENTS. 3Dfx and Sub shall have received duly executed copies of all third-party consents and approvals contemplated by this Agreement in form and substance reasonably satisfactory to 3Dfx and Sub, except those consents that the failure to so receive would not, individually or in the aggregate, have a Material Adverse Effect on STB; provided, however, that this Section 6.2(c) shall not apply to any consent required under or in connection with the Participation Agreement dated as of November 14, 1997 among Asset XVII Holdings, L.L.C., as lessor, STB Systems, Inc., as lessee, and Bank One, Texas, N.A., as lender, required by other agreements related thereto, or contemplated in connection with transactions thereunder.

          (d) SHAREHOLDER CONSENT. This Agreement and the Merger shall have been approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the STB Common Stock.

     6.3 CONDITIONS OF OBLIGATION OF STB. The obligation of STB to effect the Merger is subject to the satisfaction of the following conditions, unless waived in writing by STB:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of 3Dfx and Sub set forth in this Agreement shall be true and correct (determined without regard to any materiality qualifiers in any particular representation or warranty, including without limitation "Material Adverse Effect") (i) as of the date hereof and (ii) as of the Closing Date, as though made on and as of the Closing Date (provided that in the cases of clauses (i) and (ii) any such representation and warranty made as of a specific date shall be true and correct as of such specific date), except for such inaccuracies as individually or in the aggregate which would not have a Material Adverse Effect
(x) in the case of clause (i) on 3Dfx and its subsidiaries taken as a whole and
(y) in the case of clause (ii) on 3Dfx, STB and their respective subsidiaries taken as a whole (as if the Merger were consummated); and STB shall have received a certificate signed by the chief executive officer and the chief financial officer of 3Dfx and the president of Sub to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF 3DFX AND SUB. Each of 3Dfx and Sub shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to or as of the Closing Date, and STB shall have received a certificate signed by the chief executive officer and the chief financial officer of 3Dfx and the president of Sub to such effect.

          (c) CONSENTS. STB shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement in form and substance satisfactory to STB, except those consents that the failure to so receive, would not, individually or in the aggregate, have a Material Adverse Effect on 3Dfx.

          (d) ELECTION OF BOARD. 3Dfx shall have reconstituted its Board, effective as of the Effective Time, such that its membership consists of those persons listed in Exhibit G to this Agreement.

                                   ARTICLE 7

                                   TERMINATION

     7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the shareholders of 3Dfx and STB:

          (a) by mutual written consent duly authorized by the Boards of Directors of 3Dfx and STB;

(b) by either 3Dfx or STB if the Merger shall not have been consummated by May 31, 1999 (provided that if the Merger shall not have been consummated due to the waiting period (or any extension thereof) under the HSR Act not having expired or been terminated, or due to an action having been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the Merger, then such date shall be extended to July 31, 1999, and provided further that the right to terminate this Agreement under this
Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

          (c) by either 3Dfx or STB if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall (i) have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable or (ii) seek to enjoin the Merger and the terminating party reasonably believes that the time period required to resolve such governmental action and the related uncertainty is reasonably likely to have a Material Adverse Effect on either 3Dfx or STB; or

          (d) by either 3Dfx or STB if the required approvals of the shareholders of 3Dfx or STB contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of shareholders duly convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain shareholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement); or

          (e) by either 3Dfx or STB, if STB (A) shall have accepted or recommended to the shareholders of STB a Superior Proposal, and (B) in the case of the termination of this Agreement by STB, STB shall have paid to 3Dfx all amounts owing by STB to 3Dfx under Section 7.3(b); or

          (f) by 3Dfx, if the Board of Directors of STB shall have withdrawn, modified or refrained from making its recommendation concerning the Merger referred to in Section 5.4 or if a third party other than 3Dfx or any of its affiliates (including a person or a group as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) acquires beneficial ownership of, or the right to acquire beneficial ownership of, at least thirty-three percent (33%) of STB's outstanding voting equity securities; or

          (g) by STB, upon a breach of any representation, warranty, covenant or agreement on the part of 3Dfx set forth in this Agreement, or if any representation or warranty of 3Dfx shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in 3Dfx's representations and warranties or breach by 3Dfx is curable by 3Dfx through the exercise of its reasonable efforts and for so long as 3Dfx continues to exercise such reasonable efforts, STB may not terminate this Agreement under this Section 7.1(g); or

          (h) by 3Dfx, upon a breach of any representation, warranty, covenant or agreement on the part of STB set forth in this Agreement, or if any representation or warranty of STB shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become



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


untrue, provided, that if such inaccuracy in STB's representations and warranties or breach by STB is curable by STB through the exercise of its reasonable efforts and for so long as STB continues to exercise such reasonable efforts, 3Dfx may not terminate this Agreement under this Section 7.1(h).

     7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and
Article 8, each of which shall survive the termination of this Agreement, and
(ii) nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive the termination of this Agreement in accordance with its terms.

     7.3  FEES AND EXPENSES.

          (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that 3Dfx and STB shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the S-4 (including financial statements and exhibits) and any amendments or supplements thereto.

          (b) Upon the occurrence of any of the following events, STB shall immediately make payment to 3Dfx (by wire transfer or cashiers check) of a breakup fee in the amount of $5.0 million (the "BREAKUP FEE"): (i) STB shall have accepted a Superior Proposal; (ii) the Board of Directors of STB shall have withdrawn, modified or refrained from making its recommendation concerning the Merger referred to in Section 5.4, or shall have disclosed publicly its intention to change such recommendation; or (iii) a third party other than 3Dfx or its affiliates (including a person or a group as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) acquires beneficial ownership of, or the right to acquire beneficial ownership of, at least thirty-three percent (33%) of STB's outstanding voting equity securities. Payment of the Breakup Fee shall be subject to offset as described in the STB Option Agreement.

          (c) Upon the occurrence of a termination pursuant to Sections 7.1(d),
(g) or (h), the terminating party shall be entitled to receive from the non-terminating party all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that this
Section 7.3(c) shall not apply if, as a result of such termination by 3Dfx under Sections 7.1(d) or (h), STB shall become obligated to pay the Breakup Fee in accordance with Section 7.3(b).

          (d) Payment of the fees described in Section 7.3(b) above shall not be in lieu of damages incurred in the event of breach of this Agreement.

                                   ARTICLE 8

                               GENERAL PROVISIONS

     8.1 AMENDMENT. This Agreement may be amended prior to the Effective Time by the parties, by action taken by their respective Boards of Directors, at any time before or after approval of the Merger by the shareholders of 3Dfx and STB but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     8.2 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties, by action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     8.3 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to be conditions to the Merger and shall not survive the Merger, except for the agreements contained in Sections 2.3 (further assurances) 5.14 (options), 5.15 (employee stock purchase plan), 5.16 (indemnification), 5.18 (tax-free reorganization) and
7.3 (fees and expenses), each of which shall survive the Merger.

     8.4 ENTIRE AGREEMENT. This Agreement, the STB Option Agreement, (and the other exhibits hereto), the Confidentiality Agreement and the other documents referenced herein contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, with respect thereto.

     8.5 SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     8.6 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, faxed, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)         if to 3Dfx or Sub, to:

                       3Dfx Interactive, Inc.
                       4435 Fortran Drive
                       San Jose, California 95134
                       Attention:  Chief Financial Officer
                       Facsimile:  (408) 262-5551

                with a copy to:

                       Wilson Sonsini Goodrich & Rosati
                       650 Page Mill Road
                       Palo Alto, CA  94304-1050
                       Attention:  Robert P. Latta, Esq./Chris F. Fennell, Esq.
                       Facsimile:  (650) 845-5000

      (b)       if to STB, to:

                       STB Systems, Inc.
                       3400 Waterview Parkway
                       Richardson, Texas 75080
                       Attention:  Chief Financial Officer
                       Facsimile:  (972) 680-7153
                       cc:    Legal Department

                with a copy to:

                       Locke Purnell Rain Harrell
                       2200 Ross Avenue, Suite 2200
                       Dallas, Texas 75201
                       Attention:  John B. McKnight, Esq.
                       Facsimile:  (214) 740-8800

All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of a fax, when the party receiving such fax shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch and (d) in the case of mailing, on the third Business Day following such mailing.

     8.7 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.9 BENEFITS; ASSIGNMENT. This Agreement is not intended to confer upon any person other than the parties any rights or remedies hereunder and shall not be assigned by operation of law or otherwise; provided, however, that (i) the holders of STB Options and the participants under the STB Purchase Plan are intended beneficiaries of the covenants and agreements contained in Sections
5.14 and 5.15; (ii) the officers and directors of STB are intended beneficiaries of the covenants and agreements contained in Section 5.16; (iii) certain officers of STB are intended beneficiaries of the Agreements described in
Section 5.20; and (iv) Sub may assign all or any portion of its rights hereunder to any other newly-formed, wholly-owned subsidiary of 3Dfx, and STB shall execute any amendment to this Agreement necessary to provide the benefits of this Agreement to any such assignee.

     8.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California where applicable to contracts made and to be performed therein except to the extent that the laws of the State of Texas shall govern the Merger.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the date first written above.

                                       3DFX INTERACTIVE, INC.



                                       By: /s/ Greg Ballard
                                          --------------------------------------

                                       Name: Greg Ballard
                                             -----------------------------------

                                       Title: President & CEO
                                              ----------------------------------




                                       VOODOO MERGER SUB, INC.



                                       By: /s/ Greg Ballard
                                          --------------------------------------

                                       Name: Greg Ballard
                                             -----------------------------------

                                       Title: President & CEO
                                              ----------------------------------





                                       STB SYSTEMS, INC.



                                       By: /s/ William E. Ogle
                                          --------------------------------------

                                       Name: William E. Ogle
                                             -----------------------------------

                                       Title: Chief Executive Officer
                                              ----------------------------------




            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                   EXHIBIT A

                          FORM OF STB OPTION AGREEMENT

                             STOCK OPTION AGREEMENT

THE OPTION EVIDENCED BY THIS OPTION AGREEMENT MAY NOT BE TRANSFERRED EXCEPT TO A WHOLLY-OWNED SUBSIDIARY OF 3DFX.

     THIS STOCK OPTION AGREEMENT (the "Option Agreement") is dated as of December 13, 1998, between STB Systems, Inc., a Texas corporation ("STB"), and 3Dfx Interactive, Inc., a California corporation ("3Dfx").

                                    RECITALS

     A. 3Dfx, Vodoo Merger Sub, a Texas Corporation and a wholly-owned subsidiary of 3Dfx ("Sub"), and STB are simultaneously herewith entering into an Agreement and Plan of Reorganization (the "Reorganization Agreement") which provides, among other things, that, upon the terms and subject to the conditions thereof, Sub will be merged with and into STB (the "Merger"), pursuant to which each issued and outstanding share of common stock, par value $0.01 per share, of STB (the "STB Common Stock") outstanding immediately prior to the Merger will be converted into .65 shares (the "Exchange Ratio") of common stock of 3Dfx, no par value per share.

     B. As a condition to their willingness to enter into the Reorganization Agreement, 3Dfx and Sub have required that STB agree, and STB has agreed, to enter into this Option Agreement, which provides, among other things, that STB grant 3Dfx an option to purchase shares of STB Common Stock upon the terms and subject to the conditions provided for herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Option Agreement and the Reorganization Agreement, the parties agree as follows:


     1. GRANT OF OPTION. Subject to the terms and conditions of this Option Agreement, STB hereby grants to 3Dfx an irrevocable option (the "Option") to purchase 1,890,883 shares of STB Common Stock (the "Option Shares") at an exercise price of $5.7813 per share of STB Common Stock, subject to adjustment as provided below (the "Option Price"). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Reorganization Agreement.

     2. EXERCISE OF OPTION.

          (a) Subject to the satisfaction or waiver of the conditions set forth in Section 9 of this Option Agreement, prior to the termination of this Option Agreement in accordance with its terms, 3Dfx or its designee (which shall be a wholly-owned subsidiary of 3Dfx) may exercise the Option, in whole or in part, at any time or from time to time on or after the public disclosure of, or 3Dfx shall have learned of, the earliest event to occur of the following:

               (i) any person or group other than 3Dfx or its affiliates shall have acquired or become the beneficial owners (within the meaning of Section 13(d)(3) of the Exchange Act) of more than 20% of the outstanding shares of STB Common Stock, or shall have been granted any option or right, conditional or otherwise, to acquire more than 20% of the outstanding shares of STB Common Stock (provided that in the event that such option or right expires unexercised, then to the extent the Option has not already been exercised, it shall no longer be exercisable except as otherwise provided in this Option Agreement);

               (ii) any person other than 3Dfx and its affiliates shall have made a tender offer or exchange offer (or entered into an agreement to make such a tender offer or exchange offer) for at least 20% of the then outstanding shares of STB Common Stock (provided that in the event that such tender offer or exchange offer or other proposal is withdrawn or terminates prior to consummation of such offer or proposal, then to the extent the Option has not already been exercised, it shall no longer be exercisable except as otherwise provided in this Section 2(a)); or

               (iii) STB shall have entered into a written definitive agreement or written agreement in principle in connection with a liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of STB and its subsidiaries, taken as a whole or all or a material portion of the equity interest in STB and its subsidiaries, taken as a whole, or other similar transaction or business combination.

          (b) In the event 3Dfx wishes to exercise the Option at such time as the Option is exercisable, 3Dfx shall deliver written notice (the "Exercise Notice") to STB specifying its intention to exercise the Option, the total number of Option Shares it wishes to purchase and a date and time for the closing of such purchase (a "Closing") not later than thirty (30) business days from the later of (i) the date such Exercise Notice is given and (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). If prior to the Expiration Date (as defined in Section 11 below) any person or group (other than 3Dfx or its affiliates) shall have made a bona fide proposal that becomes publicly disclosed, with respect to a tender offer or exchange offer for 50% or more of the then outstanding shares of STB Common Stock (a "Share Proposal"), a merger, consolidation or other business combination (a "Merger Proposal") or any acquisition of a material portion of the assets of STB (an "Asset Proposal"), or shall have acquired 50% or more of the then outstanding shares of STB Common Stock (a "Share Acquisition"), and this Option is then exercisable then 3Dfx, in lieu of exercising the Option, shall have the right at any time thereafter (for so long as the Option is exercisable under Section 2(a)) to request in writing that STB pay, and promptly (but in any event not more than five (5) business days) after the giving by 3Dfx of such request, STB shall, subject to Section 2(c) below, pay to 3Dfx, in cancellation of the Option, an amount in cash (the "Cancellation Amount") equal to (i) the excess over the Option Price of the greater of (A) the last sale price of a share of STB Common Stock as reported on the Nasdaq Stock Market on the last trading day prior to the date of the Exercise Notice, or (B)(1) the highest price per share of STB Common Stock offered to be paid or paid by any such person or group pursuant to or in connection with a Share Proposal, a Share Acquisition or a Merger Proposal or (2) the aggregate consideration offered to be paid or paid in any transaction or proposed transaction in connection with an Asset Proposal, divided by the number of shares of STB Common Stock then outstanding, multiplied by (ii) the number of Option Shares then covered by the Option. If all or a portion of the price per share of STB Common Stock offered paid or payable or the aggregate consideration offered paid or payable for the assets of STB, each as contemplated by the preceding sentence, consists of noncash consideration, such price or aggregate consideration shall be the cash consideration, if any, plus the fair market value of the non-cash consideration as determined by the investment bankers of STB and the investment bankers of 3Dfx.

          (c) Following exercise of the Option by 3Dfx, in the event that 3Dfx sells, pledges or otherwise disposes (including, without limitation, by merger or exchange) any of the Option Shares (a "Sale") then (i) any Breakup Fee due and payable by STB following such time shall be offset by the amount received (whether in cash, loan proceeds, securities or otherwise) by 3Dfx in such Sale less the exercise price of such Option Shares sold in the Sale (the "Offset Amount"), and (ii) if STB has paid to 3Dfx the Breakup Fee prior to the Sale, then 3Dfx shall immediately remit to STB the Offset Amount. Further, notwithstanding Section 2(b) above, in the event that 3Dfx receives the Cancellation Amount in lieu of exercising the Option, then (A) any Breakup Fee due and payable by STB following such time shall be reduced by the Cancellation Amount (the "Cancellation Offset Amount"), and (B) if STB has paid to 3Dfx the Breakup Fee prior to 3Dfx's receipt of such Cancellation Amount, then 3Dfx shall only be entitled to receive that portion of the Cancellation Offset Amount that exceeds the Breakup Fee. Notwithstanding the above, in no event shall the Offset Amount or the Cancellation Offset Amount be greater than the Breakup Fee.

     3. PAYMENT OF OPTION PRICE AND DELIVERY OF CERTIFICATE. Any Closings under
Section 2 of this Option Agreement shall be held at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050, or at such other place as STB and 3Dfx may agree. At any Closing hereunder, (a) 3Dfx or its designee will make payment to STB of the aggregate price for the Option Shares being so purchased by delivery of a certified check, official bank check or wire transfer of funds pursuant to STB's instructions payable to STB in an amount equal to the product obtained by multiplying the Option Price by the number of Option Shares to be purchased, and
(b) upon receipt of such payment STB will deliver to 3Dfx or its designee (which shall be a wholly-owned subsidiary of 3Dfx) a certificate or certificates representing the number of validly issued, fully paid and non-assessable Option Shares so purchased, in the denominations and registered in such names (which shall be 3Dfx or a wholly-owned subsidiary of 3Dfx) designated to STB in writing by 3Dfx.

     4. REGISTRATION AND LISTING OF OPTION SHARES.

          (a) STB agrees to use its reasonable best efforts to (i) effect as promptly as possible upon the request of 3Dfx and (ii) cause to become and remain effective for a period of not less than six (6) months (or such shorter period as may be necessary to effect the distribution of such shares), the registration under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws, of all or any part of the Option Shares as may be specified in such request, provided, however, that (i) 3Dfx shall have the right to select the managing underwriter for any such offering after consultation with STB, which managing underwriter shall be reasonably acceptable to STB and (ii) 3Dfx shall not be entitled to more than one (1) effective registration statement hereunder.

          (b) In addition to such demand registration, if STB proposes to effect a registration of STB Common Stock for its own account or for the account of any other stockholder of STB, STB will give prompt written notice to all holders of Options or Option Shares of its intention to do so and shall use its reasonable best efforts to include therein all Option Shares requested by 3Dfx to be so included. No registration effected under this Section 4(b) shall relieve STB of its obligations to effect a demand registration under Section 4(a) hereof.

          (c) Registrations effected under this Section 4 may be effected only during the two (2) year period following the date of the Closing and shall be effected at STB's expense, including the fees and expenses of counsel to the holder of Options or Option Shares but excluding underwriting discounts and commissions to brokers or dealers. In connection with each registration under this Section 4, STB shall indemnify and hold each holder of Options or Option Shares participating in such offering (a "Holder"), its underwriters and each of their respective affiliates harmless against any and all losses, claims, damages, liabilities and expenses (including, without limitation, investigation expenses and fees and disbursements of counsel and accountants), joint or several, to which such Holder, its underwriters and each of their respective affiliates may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (including any prospectus therein), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, other than such loss, claims, damages, liabilities or expenses (or actions in respect thereof) which arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by a Holder to STB expressly for use in such registration statement.

          (d) In connection with any registration statement pursuant to this
Section 4, each Holder agrees to furnish STB with such information concerning itself and the proposed sale or distribution as shall reasonably be required in order to ensure compliance with the requirements of the Securities Act. In addition, 3Dfx shall indemnify and hold STB, its underwriters and each of their respective affiliates harmless against any and all losses, claims, damages, liabilities and expenses (including without limitation investigation expenses and fees and disbursements of counsel and accountants), joint or several, to which STB, its underwriters and each of their respective affiliates may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by any Holder to STB expressly for use in such registration statement.

          (e) Upon the issuance of Option Shares hereunder, STB will use its reasonable best efforts promptly to list such Option Shares with the Nasdaq Stock Market or on such national or other exchange on which the shares of STB Common Stock are at the time listed.

     5. REPRESENTATIONS AND WARRANTIES OF STB. STB hereby represents and warrants to 3Dfx as follows:

          (a) STB is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has requisite power and authority to enter into and perform this Option Agreement.

          (b) The execution and delivery of this Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of STB and no other corporate proceedings on the part of STB are necessary to authorize this Option Agreement or to consummate the transactions contemplated hereby. The Board of Directors of STB has duly approved the issuance and sale of the Option Shares, upon the terms and subject to the conditions contained in this Option Agreement, and the consummation of the transactions contemplated hereby. This Option Agreement has been duly and validly executed and delivered by STB and, assuming this Option Agreement has been duly and validly authorized, executed and delivered by 3Dfx, constitutes a valid and binding obligation of STB enforceable against STB in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally; the availability of injunctive relief and other equitable remedies; and limitations imposed by law on indemnification for liability under federal securities laws.

          (c) STB has taken all necessary action to authorize and reserve for issuance and to permit it to issue, and at all times from the date of this Option Agreement through the date of expiration of the Option will have reserved for issuance upon exercise of the Option, 1,890,883 authorized shares of STB Common Stock (or such other amount as may be required pursuant to Section 10 hereof), each of which, upon issuance pursuant to this Option Agreement and when paid for as provided herein, will be validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, charges, encumbrances and security interests and not subject to any preemptive rights.

          (d) The execution, delivery and performance of this Option Agreement by STB and the consummation by it of the transactions contemplated hereby except as required by the HSR Act (if applicable), and, with respect to Section 4, compliance with the provisions of the Securities Act and any applicable state securities laws, do not require the consent, waiver, approval, license or authorization of or result in the acceleration of any obligation under, or constitute a default under, any term, condition or provision of any charter or bylaw, or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree or any restriction to which STB or any property of STB or its subsidiaries is bound, except where failure to obtain such consents, waivers, approvals, licenses or authorizations or where such acceleration or defaults could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6. REPRESENTATIONS AND WARRANTIES OF 3DFX. 3Dfx hereby represents and warrants to STB that:

          (a) 3Dfx is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has requisite power and authority to enter into and perform this Option Agreement.

          (b) The execution and delivery of this Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of 3Dfx and no other corporate proceedings on the part of 3Dfx are necessary to authorize this Option Agreement or to consummate the transactions contemplated hereby. This Option Agreement has been duly and validly executed and delivered by 3Dfx and, assuming this Option Agreement has been duly executed and delivered by STB, constitutes a valid and binding obligation of 3Dfx enforceable against 3Dfx in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally; the availability of injunctive relief and other equitable remedies; and limitations imposed by law on indemnification for liability under federal securities laws.

          (c) 3Dfx or its designee is acquiring the Option and it will acquire the Option Shares issuable upon the exercise thereof for its own account and not with a view to the distribution or resale thereof in any manner not in accordance with applicable law.

     7. COVENANTS OF 3DFX. 3Dfx agrees not to transfer or otherwise dispose of the Option or the Option Shares, or any interest therein, except in compliance with the Securities Act and any applicable state securities law. 3Dfx further agrees to the placement of the following legend on the certificate(s) representing the Option Shares (in addition to any legend required under applicable state securities laws):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER (i) THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR (ii) ANY APPLICABLE STATE LAW GOVERNING THE OFFER AND SALE OF SECURITIES. NO TRANSFER OR OTHER DISPOSITION OF THESE SHARES, OR OF ANY INTEREST THEREIN, MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH OTHER STATE LAWS OR PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER THE ACT, SUCH OTHER STATE LAWS, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

     8. REASONABLE BEST EFFORTS. 3Dfx and STB shall take, or cause to be taken, all reasonable action to consummate and make effective the transactions contemplated by this Option Agreement, including, without limitation reasonable best efforts to obtain any necessary consents of third parties and governmental agencies and the filing by 3Dfx and STB promptly after the date hereof of any required HSR Act notification forms and the documents required to comply with the HSR Act, subject to the applicable provisions of the Reorganization Agreement.

         9. CERTAIN CONDITIONS. The obligation of STB to issue Option Shares under this Option Agreement upon exercise of the Option shall be subject to the satisfaction or waiver of the following conditions:

          (a) any waiting periods applicable to the acquisition of the Option Shares by 3Dfx pursuant to this Option Agreement under the HSR Act shall have expired or been terminated;

          (b) the representations and warranties of 3Dfx made in Section 6 of this Option Agreement shall be true and correct in all material respects as of the date of the Closing for the issuance of such Option Shares; and

          (c) no order, decree or injunction entered by any court of competent jurisdiction or governmental, regulatory or administrative agency or commission in the United States shall be in effect which prohibits the exercise of the Option or acquisition of Option Shares pursuant to this Option Agreement.

     10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the number of issued and outstanding shares of STB Common Stock by reason of any stock dividend, stock split, recapitalization, merger, rights offering, share exchange or other change in the corporate or capital structure of STB, 3Dfx shall receive, upon exercise of the Option, the stock or other securities, cash or property to which 3Dfx would have been entitled if 3Dfx had exercised the Option and had been a holder of record of shares of STB Common Stock on the record date fixed for determination of holders of shares of STB Common Stock entitled to receive such stock or other securities, cash or property at the same aggregate price as the aggregate Option Price of the Option Shares. In the event that any additional shares of Common Stock are issued after December 11, 1998 (other than pursuant to an event described in the preceding sentence of this Option Agreement), the number of shares of Common Stock subject to the Option shall be adjusted so that, after such issuance, the number of shares of Common Stock subject to the Option (ignoring any exercise of this Option) equals at least fifteen percent (15%) of the number of shares of STB Common Stock then issued and outstanding (other than shares of STB Common Stock issued pursuant to the Option); provided, however, that nothing contained in this Section 10 shall be deemed to authorize STB to issue any shares of STB Common Stock in violation of the provisions of the Reorganization Agreement.

     11. EXPIRATION. The Option shall expire at the earlier of (i) the Effective Time (as defined in the Reorganization Agreement) or (ii) 180 days after termination of the Reorganization Agreement in accordance with the terms thereof (such expiration date is referred to as the "Expiration Date").

     12. GENERAL PROVISIONS.

          (a) Survival. All of the representations, warranties and covenants contained herein shall survive a Closing and shall be deemed to have been made as of the date hereof and as of the date of each Closing, except for the representations and warranties in Section 5(d) hereof which shall be deemed to have been made only as of the date hereof.

          (b) Further Assurances. If 3Dfx exercises the Option, or any portion thereof, in accordance with the terms of this Option Agreement, STB and 3Dfx will execute and deliver all such further documents and instruments and use their reasonable best efforts to take all such further action as may be necessary in order to consummate the transactions contemplated thereby.

          (c) Severability. It is the desire and intent of the parties that the provisions of this Option Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Option Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Option Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Option Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          (d) Assignment. This Option Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns; provided that STB shall not be entitled to assign or otherwise transfer any of its rights or obligations hereunder without the written consent of 3Dfx.

          (e) Specific Performance. The parties agree and acknowledge that in the event of a breach of any provision of this Option Agreement, the aggrieved party would be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Option Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Option Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

          (f) Amendments. This Option Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by 3Dfx and STB.

          (g) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party at the following addresses (or such other address for a party as shall be specified by like notice):

If to 3Dfx:


         3Dfx Interactive, Inc.
         4435 Fortran Drive
         San Jose, California 95134
         Attention: Chief Financial Officer
         Facsimile: (408) 262-5551

with a copy to:

         Wilson Sonsini Goodrich & Rosati
         650 Page Mill Road
         Palo Alto, California 94304-1050
         Attention:  Robert P. Latta, Esq./Chris F. Fennell, Esq.
         Facsimile: (650) 845-5000

If to STB:

         STB Systems, Inc.
         3400 Waterview Parkway
         Richardson, Texas 75080
         Attention: Chief Financial Officer
         Facsimile: (972) 680-7153

with a copy to:

         Locke Purnell Rain Harrell
         2200 Ross Avenue, Suite 2200
         Dallas, Texas 75201
         Attention: John B. McKnight, Esq.
         Facsimile: (214) 740-8800


          (h) Headings. The headings contained in this Option Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Option Agreement.

          (i) Counterparts. This Option Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          (j) Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the conflicts of laws principles thereof.

          (k) Jurisdiction and Venue. Each of STB and 3Dfx hereby agrees that any proceeding relating to this Option Agreement shall be brought in a state court of California. Each of STB and 3Dfx hereby consents to personal jurisdiction in any such action brought in any such California court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such California court or to any claim that any such California court is an inconvenient forum.

          (l) Entire Agreement. This Option Agreement, the Reorganization Agreement and any documents and instruments referred to herein and therein constitute the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Option Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. Nothing in this Option Agreement shall be construed to give any person other than the parties to this Option Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Option Agreement or any provision contained herein.

          (m) Expenses. Except as otherwise provided in this Option Agreement, each party shall pay its own expenses incurred in connection with this Option Agreement.









                [Remainder of This Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have caused this Option Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.



                                    3DFX INTERACTIVE, INC.


                                    By:
                                       -----------------------------------------
                                    Name:  L. Gregory Ballard
                                    Title: President and Chief Executive Officer


                                    STB SYSTEMS, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:








                     [Stock Option Agreement Signature Page]

                                   EXHIBIT B



                          FORM OF STB VOTING AGREEMENT

                                STB SYSTEMS, INC.
                                VOTING AGREEMENT


        This Voting Agreement ("AGREEMENT") is made and entered into as of December 13, 1998 between 3Dfx Interactive, Inc., a California corporation ("3DFX"), and the undersigned shareholder ("SHAREHOLDER") of STB Systems, Inc. a Texas corporation (the "STB").

                                    RECITALS

        A. Concurrently with the execution of this Agreement, 3Dfx, STB and Voodoo Merger Sub, a Texas corporation and a wholly owned subsidiary of 3Dfx ("MERGER SUB"), have entered into an Agreement and Plan of Reorganization of even date herewith (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub with and into STB. Pursuant to the Merger, shares of Common Stock of STB will be converted into the right to receive shares of Common Stock of 3Dfx in the manner set forth in the Merger Agreement.

        B. The Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding Common Stock of STB as is indicated on the final page of this Agreement (the "SHARES").

        C. As a material inducement to enter into the Merger Agreement, 3Dfx desires the Shareholder to agree, and the Shareholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of STB acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below), except as otherwise permitted hereby, and to vote the Shares and any other such shares of capital stock of STB so as to facilitate consummation of the Merger.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, the parties agree as follows:

        1. Agreement to Retain Shares.

               1.1 Transfer and Encumbrance. Shareholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares as defined in Section 1.2 below, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated in accordance with its terms.

                1.2 Additional Purchases. Shareholder agrees that any shares of capital stock of STB that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

        2. Agreement to Vote Shares. At every meeting of the shareholders of STB called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of STB with respect to any of the following, Shareholder shall vote the Shares and any New Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger; and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with 3Dfx and its affiliates and against any liquidation or winding up of STB (each of the foregoing is hereinafter referred to as an "OPPOSING PROPOSAL"). Shareholder agrees not to take any actions contrary to Shareholder's obligations under this Agreement.

        3. Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to 3Dfx a proxy in the form attached hereto as Annex A (the "Proxy"), which shall be irrevocable, with respect to the total number of shares of capital stock of STB beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Shareholder set forth therein.

        4. Representations, Warranties and Covenants of the Shareholder. Shareholder hereby represents, warrants and covenants to 3Dfx as follows:

                4.1 Ownership of Shares. Shareholder (i) is the beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of STB other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

                4.2 No Proxy Solicitations. Shareholder will not, and will not permit any entity under Shareholder's control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a shareholders' vote or action by consent of STB shareholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of STB with respect to an Opposing Proposal.

        5. Additional Documents. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of 3Dfx and Shareholder, as the case may be, to carry out the intent of this Agreement.

        6. Consent and Waiver. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Shareholder is a party or pursuant to any rights Shareholder may have.

        7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

        8. Miscellaneous.

                8.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                8.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

                8.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                8.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that 3Dfx will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to 3Dfx upon any such violation, 3Dfx shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to 3Dfx at law or in equity.

                8.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:


          If to 3Dfx:              3Dfx Interactive, Inc.

                                   4435 Fortran Drive
                                   San Jose, California 95134
                                   Attention: Chief Financial Officer
                                   Facsimile: (408) 262-5551


          With a copy to:          Wilson Sonsini Goodrich & Rosati
                                   650 Page Mill Road
                                   Palo Alto, California 94304-1050
                                   Attention: Robert P. Latta, Esq./
                                              Chris F. Fennell, Esq.

          If to the Shareholder:   At the address provided on the signature
                                   page hereto

          With a copy to:          Locke Purnell Rain Harrell
                                   2200 Ross Avenue, Suite 2200
                                   Dallas, Texas 75201
                                   Attention: John B. McKnight, Esq.
                                   Facsimile: (214) 740-8800

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                8.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the conflicts of laws principles thereof.

                8.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                8.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                8.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.




                [Remainder of This Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                                       3DFX INTERACTIVE, INC.



                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                       SHAREHOLDER


                                       -----------------------------------------
                                       Name:

                                       Shareholder's Address for Notice:


                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       Number of Shares Beneficially Owned:

                                       _________________ shares of Common Stock










                        [Voting Agreement Signature Page]

                                     ANNEX A

                                IRREVOCABLE PROXY

        The undersigned Shareholder of STB Systems, Inc., a Texas corporation ("STB"), hereby irrevocably appoints the directors on the Board of Directors of 3Dfx Interactive, Inc., a California corporation ("3DFX"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of STB beneficially owned by the undersigned, which shares are listed on the final page of this Irrevocable Proxy (the "SHARES"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until the earlier to occur of (i) such time as that certain Agreement and Plan of Reorganization dated as of December 13, 1998 (the "MERGER AGREEMENT"), among 3Dfx, Voodoo Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of 3Dfx ("MERGER SUB"), and STB, shall be terminated in accordance with its terms or
(ii) the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

        This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of December 13, 1998 between 3Dfx and the undersigned Shareholder (the "VOTING AGREEMENT"), and is granted in consideration of 3Dfx entering into the Merger Agreement. 3Dfx and the undersigned Shareholder agree and acknowledge that the grant of this irrevocable proxy is a material inducement for 3Dfx to enter into the Merger Agreement and is therefore coupled with an interest and irrevocable. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of STB shareholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization of STB with any party other than 3Dfx and its affiliates and against any liquidation or winding up of STB.

        The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the shareholders of STB and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any merger, consolidation, sale of assets, reorganization or recapitalization of STB with any party other than 3Dfx and its affiliates, and against any liquidation or winding up of STB, and may not exercise this proxy on any other matter. The undersigned Shareholder may vote the Shares on all other matters.

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

        This proxy is irrevocable.


Dated: December __, 1998


        Signature of Shareholder:____________________________

        Print Name of Shareholder:___________________________

        Shares beneficially owned:

        _______________________________shares of Common Stock

                                   EXHIBIT C

                         FORM OF 3DFX VOTING AGREEMENT

                             3DFX INTERACTIVE, INC.
                                VOTING AGREEMENT


        This Voting Agreement ("AGREEMENT") is made and entered into as of December 13, 1998 between STB Systems, Inc., a Texas corporation ("STB"), and the undersigned shareholder ("SHAREHOLDER") of 3Dfx Interactive, Inc., a California corporation ("3DFX").

                                    RECITALS

        A. Concurrently with the execution of this Agreement, 3Dfx, STB, and Voodoo Merger Sub, a Texas corporation and a wholly owned subsidiary of 3Dfx ("MERGER SUB"), have entered into an Agreement and Plan of Reorganization of even date herewith (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub with and into STB. Pursuant to the Merger, shares of Common Stock of STB will be converted into the right to receive shares of Common Stock of 3Dfx in the manner set forth in the Merger Agreement.

        B. The Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding Common Stock of 3Dfx as is indicated on the final page of this Agreement (the "SHARES").

        C. As a material inducement to enter into the Merger Agreement, STB desires the Shareholder to agree, and the Shareholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of 3Dfx acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below), except as otherwise permitted hereby, and to vote the Shares and any other such shares of capital stock of 3Dfx so as to facilitate consummation of the Merger.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, the parties agree as follows:

        1. Agreement to Retain Shares.

                1.1 Transfer and Encumbrance. Shareholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares as defined in Section 1.2 below, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated in accordance with its terms.

                1.2 Additional Purchases. Shareholder agrees that any shares of capital stock of 3Dfx that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

        2. Agreement to Vote Shares. At every meeting of the shareholders of 3Dfx called with respect to, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of 3Dfx with respect to, approval of the Merger Agreement, Shareholder shall vote the Shares and any New Shares in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger. Shareholder agrees not to take any actions contrary to Shareholder's obligations under this Agreement.

        3. Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to STB a proxy in the form attached hereto as Annex A (the "Proxy"), which shall be irrevocable, with respect to the total number of shares of capital stock of 3Dfx beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Shareholder set forth therein.

        4. Representations, Warranties and Covenants of the Shareholder. Shareholder hereby represents, warrants and covenants to STB that Shareholder
(i) is the beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of 3Dfx other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

        5. Additional Documents. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of STB and Shareholder, as the case may be, to carry out the intent of this Agreement.

        6. Consent and Waiver. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Shareholder is a party or pursuant to any rights Shareholder may have.

        7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

        8. Miscellaneous.

                8.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                8.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

                8.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                8.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that STB will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to STB upon any such violation, STB shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to STB at law or in equity.

                8.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

               If to STB:                   STB Systems, Inc.
                                            3400 Waterview Parkway
                                            Richardson, Texas 75080
                                            Attention: Chief Financial Officer
                                            Facsimile: (972) 680-7153



               With a copy to:              Locke Purnell Rain Harrell
                                            2200 Ross Avenue, Suite 2200
                                            Dallas, Texas 75201
                                            Attention: John B. McKnight, Esq.
                                            Facsimile: (214) 740-8800

               If to the Shareholder:       At the address provided on the
                                            signature page hereto

               With a copy to:              Wilson Sonsini Goodrich & Rosati
                                            650 Page Mill Road
                                            Palo Alto, CA 94306-1050
                                            Attention: Robert P. Latta, Esq./
                                                       Chris  F.  Fennell, Esq.
                                            Facsimile: (650) 845-5000

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                8.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the conflicts of laws principles thereof.

                8.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                8.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                8.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.




                [Remainder of This Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.


                                       STB SYSTEMS, INC.


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                       SHAREHOLDER


                                       -----------------------------------------
                                       Name:

                                       Shareholder's Address for Notice:

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       Number of Shares Beneficially Owned:

                                       _________________ shares of Common Stock











                        [Voting Agreement Signature Page]

                                     ANNEX A

                                IRREVOCABLE PROXY


        The undersigned Shareholder of 3Dfx Interactive, Inc., a California corporation ("3DFX"), hereby irrevocably appoints the directors on the Board of Directors of STB Systems, Inc., a Texas corporation ("STB"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of 3Dfx beneficially owned by the undersigned, which shares are listed on the final page of this Irrevocable Proxy (the "SHARES"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until the earlier to occur of (i) such time as that certain Agreement and Plan of Reorganization dated as of December 13, 1998 (the "MERGER AGREEMENT"), among 3Dfx, Voodoo Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of 3Dfx ("MERGER SUB"), and STB, shall be terminated in accordance with its terms or (ii) the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

        This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of December 13, 1998 between STB and the undersigned Shareholder (the "VOTING AGREEMENT"), and is granted in consideration of STB entering into the Merger Agreement. STB and the undersigned Shareholder agree and acknowledge that the grant of this irrevocable proxy is a material inducement for STB to enter into the Merger Agreement and is therefore coupled with an interest and irrevocable. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of 3Dfx shareholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger.

        The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the shareholders of 3Dfx and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and may not exercise this proxy on any other matter. The undersigned Shareholder may vote the Shares on all other matters.

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

        This proxy is irrevocable.


Dated: December __, 1998


        Signature of Shareholder:___________________________________

        Print Name of Shareholder:__________________________________

        Shares beneficially owned:

        ______________________________________shares of Common Stock








                               [Irrevocable Proxy]

                                    EXHIBIT D



                           FORM OF ARTICLES OF MERGER

                                    EXHIBIT D

                               ARTICLES OF MERGER

                                       OF

                             VOODOO MERGER SUB, INC.

                                      INTO

                                STB SYSTEMS, INC.

     Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act (the "TBCA"), the undersigned corporations adopt the following Articles of Merger for the purpose of effecting a merger in accordance with the provisions of Article 5.01 of the TBCA.

     1. The name of each of the corporations and other entities that is a party to the plan of merger, the type of each such corporation or entity, and the laws under which they are organized, are:

        NAME OF
      CORPORATION                 TYPE OF ENTITY                    STATE
--------------------------------------------------------------------------------
Voodoo Merger Sub, Inc.            Corporation                      Texas
3Dfx Interactive, Inc.             Corporation                   California
STB Systems, Inc.                  Corporation                      Texas
--------------------------------------------------------------------------------

     2. An Agreement and Plan of Reorganization (the "Plan") has been approved in accordance with the provisions of Article 5.03 of the TBCA, providing for the plan of merger of Voodoo Merger Sub, Inc., a Texas corporation ("Acquisition Corporation"), a wholly-owned subsidiary of 3Dfx Interactive, Inc., a California corporation, with and into STB Systems, Inc., a Texas corporation (the "Surviving Corporation"), such that the Surviving Corporation will be the surviving corporation in the merger.

     3. The Plan provides that the articles of incorporation of the Acquisition Corporation shall be the articles of incorporation of the Surviving Corporation.

     4. An executed copy of the Plan is on file at the principal place of business of the Surviving Corporation, at 3400 Waterview Parkway, Richardson, Texas 75080. A copy of the Plan will be furnished by the Surviving Corporation, on written request and without cost, to any shareholder of any domestic party to the Plan.

     5. As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of outstanding shares of each class or series of stock of such corporation entitled to vote, with other shares or as a class, on the Plan, are:

                                                                      NUMBER OF
                                                                       SHARES
                              NUMBER OF            CLASS             ENTITLED TO
  NAME OF                       SHARES               OR               VOTE AS A
CORPORATION                  OUTSTANDING           SERIES          CLASS OR SERIES
----------------------------------------------------------------------------------
Voodoo Merger Sub, Inc.         10,000             Common               None
STB Systems, Inc.
----------------------------------------------------------------------------------

     6. As to each of the undersigned domestic corporations the approval of whose shareholders is required, the number of shares, not entitled to vote only as a class, voted for and against the Plan, respectively, and, if the shares of any class or series are entitled to vote thereon as a class, the number of shares of each such class or series voted for and against the Plan, respectively, are as follows:


                                                                      NUMBER OF SHARES
                                                                     ENTITLED TO VOTE AS
                                              TOTAL       CLASS       A CLASS OR SERIES
  NAME OF                       TOTAL         VOTED         OR         VOTED    VOTED
CORPORATION                   VOTED FOR      AGAINST      SERIES        FOR    AGAINST
--------------------------------------------------------------------------------------
Voodoo Merger Sub, Inc.                        0          Common        N/A     N/A
STB Systems, inc.
--------------------------------------------------------------------------------------

     7. The Plan and the performance of its terms and the approval of the Plan were duly authorized by all action required by the laws under which each foreign corporation or other entity that is a party to the merger was incorporated or organized and by its constituent documents.

     8. The Surviving Corporation shall be responsible for the payment of all fees and franchise taxes as required by law to be paid by Acquisition Corporation and the Surviving Corporation shall be obligated to pay such fees and franchise taxes if the same are not timely paid.

     9. The merger is to be effective when these Articles are filed with the Secretary of State.

DATE:__________________, 1999

                                               STB SYSTEMS, INC.


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


                                               VOODOO MERGER SUB, INC.


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


                                               3DFX INTERACTIVE, INC.


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                    EXHIBIT E

                                AFFILIATES OF STB

William E. Ogle

Randall D. Eisenbach

James L. Hopkins

J. Shane Long

Bryan F. Keyes

James J. Byrne

Dennis Sabo

Lawrence Wesneski

Twin Lakes Partners, L.P.

                                    EXHIBIT F

                         FORM OF STB AFFILIATE AGREEMENT

                             STB AFFILIATE AGREEMENT

        STB AFFILIATE AGREEMENT ("Agreement") dated as of December 13, 1998, between 3Dfx Interactive, Inc., a California corporation ("3Dfx"), and the undersigned affiliate ("Affiliate") of STB Systems, Inc., a Texas corporation ("STB").

        WHEREAS, 3Dfx and STB propose to enter into an Agreement and Plan of Reorganization ("Merger Agreement") pursuant to which a subsidiary of 3Dfx will merge into STB ("Merger"), and STB will become a subsidiary of 3Dfx (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement);

        WHEREAS, pursuant to the Merger, at the Effective Time outstanding shares of STB Capital Stock, including any shares owned by Affiliate, will be converted into the right to receive shares of Common Stock of 3Dfx;

        WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to 3Dfx to enter into the Merger Agreement;

        WHEREAS, it is intended that the Merger will constitute a reorganization within the meaning of Section 368(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will be a condition to effectiveness of the Merger that legal counsel for each of STB and 3Dfx deliver written opinions to such effect;

        WHEREAS, Affiliate has been advised and understands that the Merger constitutes a transaction covered by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as Amended (the "Securities Act"), the Affiliate may be deemed to be an "affiliate" of STB, as the term "affiliate" is used (i) for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") and (ii) in the Commission's Accounting Series Releases 130 and 135, as amended, and the 3Dfx Common Stock that the Affiliate will acquire in connection with the Merger may be disposed of only in conformity with Rule 145 and other provisions described herein, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of STB.

        NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

        1. Acknowledgments by Affiliate.

                (a) Affiliate has full power to execute this Agreement and to make the representations, warranties and agreements herein and to perform the Affiliate's obligations hereunder.

                (b) Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by 3Dfx, STB, and their respective Affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Merger Agreement and has discussed the requirements of this Agreement with his professional advisors, who are qualified to advise him with regard to such matters.

        2. Compliance with Rule 145 and the Act.

                (a) Affiliate has been advised that (i) the issuance of shares of 3Dfx Common Stock in connection with the Merger is expected to be effected pursuant to a Registration on Form S-4 to be filed with Commission to register the shares of 3Dfx Common Stock under the Securities Act, and as such will not be deemed "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, and resale of such shares will not be subject to any restrictions other than as set forth in Rule 145 promulgated under the Securities Act (which will not apply if such shares are otherwise transferred pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration), and (ii) Affiliate may be deemed to be an "affiliate" of STB within the meaning of the Securities Act and, in particular, Rule 145 promulgated thereunder. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any 3Dfx Common Stock issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act; (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act; or (iii) Affiliate delivers to 3Dfx a written opinion of counsel, reasonably acceptable to 3Dfx in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act. In connection with the obligations of Affiliate hereunder, 3Dfx agrees to file all reports required under the Exchange Act of 1934, as amended, to satisfy all the requirements of Rule 144(c) as long as Affiliate shall be subject to the requirements of Rule 145.

                (b) 3Dfx will give stop transfer instructions to its transfer agent with respect to any 3Dfx Common Stock received by Affiliate pursuant to the Merger and there will be placed on the certificates representing such Common Stock, or any substitutions therefor, a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(D), PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and 3Dfx shall so instruct its transfer agent, if Affiliate delivers to 3Dfx (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to 3Dfx, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

        3. Beneficial Ownership of Stock. Except for the STB Common Stock and options to purchase STB Common Stock set forth in Appendix A hereto, Affiliate does not beneficially own any shares of STB Common Stock or any other equity securities of STB or any options, warrants or other rights to acquire any equity securities of STB.

        4. Notices.

                (a) All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by hand or delivered by overnight courier, freight prepaid, or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by the notice):

                      (i)     If to 3Dfx, to:

                              3Dfx Interactive, Inc.
                              4435 Fortran Drive
                              San Jose, California 95134
                              Attention: Chief Financial Officer
                              Facsimile: (408) 262-5551

                              with a copy to:

                              Wilson Sonsini Goodrich & Rosati
                              650 Page Mill Road
                              Palo Alto, CA 94304-1050
                              Attention: Robert P. Latta, Esq./
                                         Chris F. Fennell, Esq.
                              Facsimile: (650) 845-5000

                      (ii)    If to the undersigned Affiliate, to:

                              -------------------------------------

                              -------------------------------------

                              -------------------------------------

                              -------------------------------------

                              Attention:
                                        ---------------------------
                              Facsimile:
                                        ---------------------------

Each such notice or other communication shall for all purposes of this Agreement be treated as effective when received, and shall in any event be deemed to have been received (i) when delivered, if delivered personally, or sent by facsimile and confirmed in writing, or (ii) three business days after the business day of deposit with overnight courier, addressed and shipped as aforesaid.

        5. Miscellaneous.

                (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, subsidiaries, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

                (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California without reference to the conflicts of laws principles thereof.

                (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or is enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

                (e) Counsel to and accountants for the parties to the Agreement shall be entitled to rely upon this Agreement as needed.

                (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

                (g) The capitalized terms used and not defined herein shall have the same meanings set forth in the Merger Agreement.

                (h) The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement










                [Remainder of This Page Intentionally Left Blank]

        Executed as of the date shown on the first page of this Agreement.



                                       3DFX INTERACTIVE, INC.

                                       By:
                                          --------------------------------------


                                       Name:
                                            ------------------------------------


                                       Title:
                                             -----------------------------------


                                       AFFILIATE

                                       By:
                                          --------------------------------------


                                       Name of Affiliate:

                                       Name of Signatory (if different from
                                       name of Affiliate):
                                                          ----------------------

                                       Title of Signatory
                                       (if applicable):
                                                       -------------------------









             [STB Systems, Inc. Affiliate Agreement Signature Page]

                                   APPENDIX A



Affiliate:
          ----------------------------------------------------------------------


Total Number of shares of STB Common Stock owned on the date hereof:

-----------------------------------



Total Number of options to purchase STB Common Stock owned on the date hereof (including the dates of grant, vesting, exercise prices and expiration dates):


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            EXHIBIT G

                                     3DFX BOARD OF DIRECTORS



L. Gregory Ballard

Gordon A. Campbell

James L. Hopkins

Alex Leupp

William E. Ogle

Scott D. Sellers

Tony Sun

Philip Young

James Whims